As filed with the Securities and Exchange Commission on
                                September 4, 1998
                             Registration Nos. 333-
                                               333-
                                               333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                           METROPOLITAN EDISON COMPANY
                     (Exact name of registrant as specified
                                 in its charter)
                                  PENNSYLVANIA
         (State or other jurisdiction of incorporation or organization)
                                   23-0870160
                      (I.R.S. Employer Identification No.)
                              2800 Pottsville Pike
                           Reading, Pennsylvania 19605
                                 (610) 929-3601

                             MET-ED CAPITAL II, L.P.
                     (Exact name of registrant as specified
                                 in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   Applied for
                      (I.R.S. Employer Identification No.)
                              c/o GPU Service, Inc.
                               310 Madison Avenue
                          Morristown, New Jersey 07962
                                 (973) 455-8200

                              MET-ED CAPITAL TRUST
                     (Exact name of registrant as specified
                                 in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   Applied for
                      (I.R.S. Employer Identification No.)
                         The Bank of New York (Delaware)
                          White Clay Center, Route 273
                             Newark, Delaware 19711
                                 (302) 451-2500

        (Addresses, including zip codes, and telephone numbers including area codes, of registrants' principal executive offices)



                               TERRANCE G. HOWSON
                          Vice President and Treasurer
                                GPU Service, Inc.
                               310 Madison Avenue
                          Morristown, New Jersey 07962
                                 (973) 455-8200

            (Name, address, including zip code,and telephone number,
         including area code, of agent for service for each registrant)
                              --------------------

                  Please send copies of all communications to:

                 DOUGLAS E. DAVIDSON, ESQ.        W. EDWIN OGDEN, ESQ.
       Berlack, Israels & Liberman LLP        Ryan, Russell, Ogden & Seltzer LLP
            120 West 45th Street             1100 Berkshire Boulevard, Suite 301
            New York, New York 10036            Reading, Pennsylvania 19610-1221
                  (212) 704-0100                        (610) 372-4761

                 SCOTT L. GUIBORD, ESQ.
                       Secretary                  JOHN T. HOOD, ESQ.
             Metropolitan Edison Company       Thelen Reid & Priest LLP
                 2800 Pottsville Pike            40 West 57th Street
             Reading, Pennsylvania 19605       New York, New York 10019
                    (610) 929-3601                  (212) 603-2000

         Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the registrants shall determine based on market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

                            --------------------

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------

------------------ ------------- ----------- ---------   -----------
                                    Proposed  Proposed
                    Amount To Be    Maximum    Maximum    Amount Of
                     Registered     Offering  Aggregate  Registration
   Title of Each        (1)        Price Per  Offering      Fee
     Class of                        Unit       Price       (1)
  Securities To Be               (1)(2)(3)(4)(1)(2)(3)(4)
    Registered
------------------ ------------- ----------- -----------  -----------
------------------ ------------- ----------- -----------  -----------
 Senior Notes of
 Metropolitan
 Edison Company...
------------------ ------------- ----------- -----------  -----------
------------------ ------------- ----------- -----------  -----------
 Trust Securities
 of Met-Ed
 Capital Trust ...
------------------ ------------- ----------- -----------  -----------
------------------ ------------- ----------- -----------  -----------
 Preferred
 Securities of
 Met-Ed Capital
 II, L.P......
------------------ ------------- ----------- ------------ ----------
------------------ ------------- ----------- ------------ ----------
 Metropolitan
 Edison Company
 Guarantee with
 respect to Met-
 Ed Capital II,
 L.P.
------------------ ------------- ----------- --------- -------------
------------------ ------------- ----------- --------- -------------
 Subordinated
 Debentures of
 Metropolitan
 Edison Company....

------------------ ------------- ----------- --------- -------------
------------------ ------------- ----------- --------- -------------
 Total........... $250,000,000    100%    $250,000,000    $73,750
------------------ ------------ --------- ------------ -------------

(1) Such indeterminate number of Trust Securities of Met-Ed Capital Trust (the "Trust"), such indeterminate number of Preferred Securities of Met-Ed Capital II, L.P. ("Met-Ed Capital") and such indeterminate principal amount of Senior Notes, Guarantee and Subordinated Debentures of Metropolitan Edison Company as may be from time to time issued at indeterminate prices. Subordinated Debentures of the Metropolitan Edison Company may be issued and sold to Met-Ed Capital, in which event such Subordinated Debentures may later be distributed to the holders of the Preferred Securities and the Trust Securities upon a dissolution of Met-Ed Capital and the Trust and the distribution of the assets thereof. No separate consideration will be received for the Preferred Securities, the Subordinated Debentures or the Guarantee.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. The aggregate initial public offering price of the Trust Securities of the Trust, Preferred Securities of Met-Ed Capital, and Subordinated Debentures of Metropolitan Edison Company offered hereby will not exceed $125,000,000 and the aggregate initial public offering price of all the securities registered hereby will not exceed $250,000,000.

(3)    Exclusive of accrued interest and accumulated distributions, if any.

(4) Includes the rights of holders of Preferred Securities under the Guarantee and back-up undertakings, consisting of obligations by Metropolitan Edison Company as set forth in the Trust Agreement of the Trust, the Subordinated Debenture Indenture and Supplemental Indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for the Guarantee or any back-up undertakings.


THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 1998

 PROSPECTUS                       $250,000,000

                           METROPOLITAN EDISON COMPANY
                                  SENIOR NOTES
                              --------------------
                              MET-ED CAPITAL TRUST
                                TRUST SECURITIES
  each representing a Cumulative Preferred Security of Met-Ed Capital II, L.P. fully and unconditionally guaranteed to the extent Met-Ed Capital II, L.P. has funds,as set forth herein, by
                           METROPOLITAN EDISON COMPANY
                               -------------------

         Metropolitan Edison Company, a Pennsylvania corporation (the "Company"), may offer, from time to time in one or more series, up to $250,000,000 aggregate principal amount of Senior Notes (the "Senior Notes") secured by its Senior Note Mortgage Bonds (as defined herein) until the Release Date (as defined herein), and in amounts, at prices and on terms to be determined at or prior to the time or times of sale. Until the Release Date, the Senior Notes will be secured by Senior Note Mortgage Bonds issued and delivered by the Company to the Senior Note Trustee (as defined herein). See "Description of Senior Notes - Security; Release Date". On the Release Date, the Senior Notes will cease to be secured, will become unsecured general obligations of the Company and will rank on a parity with other unsecured and unsubordinated indebtedness of the Company (unless otherwise secured under the limited circumstances described under the caption "Description of Senior Notes - Certain Covenants of the Company - Limitations on Liens").

         Met-Ed Capital Trust (the "Trust"), a statutory business trust created under the laws of the State of Delaware, may offer up to $125,000,000 aggregate liquidation value of preferred beneficial interests, in the form of Trust Securities (the "Trust Securities"), in amounts, at prices and on terms to be determined at or prior to the time of sale. Each Trust Security represents a cumulative preferred limited partner interest (the "Preferred Securities") of Met-Ed Capital II, L.P., a limited partnership formed under the laws of the State of Delaware ("Met-Ed Capital"), which will be a special purpose indirect subsidiary of the Company.

         The Trust will use the proceeds from the sale of its Trust Securities to purchase Preferred Securities from Met-Ed Capital, which will be the sole assets of the Trust. Met-Ed Capital will lend the proceeds from the sale of its Preferred Securities, plus the capital contribution made by Met-Ed Preferred Capital II, Inc., a Delaware special purpose corporation and the sole general partner of Met-Ed Capital (the "General Partner"), to the

Company, which loan will be evidenced by Subordinated Debentures (the "Subordinated Debentures") issued by the Company. The Company's Subordinated Debentures may be issued to Met-Ed Capital in exchange for Met-Ed Capital's payment to the Company of an amount representing the proceeds from the sale of the Preferred Securities to the Trust and the capital contributions of the General Partner. Subordinated Debentures purchased by Met-Ed Capital may subsequently be distributed pro rata to the holders of the Preferred Securities and the Trust Securities in connection with the dissolution of Met-Ed Capital and the Trust.

         The Company will also unconditionally guarantee the payment by Met-Ed Capital of (i) any accumulated and unpaid distributions on the Preferred
Securities to the extent Met-Ed Capital has funds on hand legally available therefor, (ii) the applicable redemption price payable with respect to any Preferred Securities called for redemption by Met-Ed Capital to the extent Met-Ed Capital has funds on hand legally available therefor, and (iii) upon the liquidation of Met-Ed Capital (other than in connection with a Distribution Event (as defined herein)), the lesser of (a) the portion of the partnership liquidation distribution applicable to the Preferred Securities and (b) the amount of assets of Met-Ed Capital legally available for distribution to holders of Preferred Securities in liquidation of Met-Ed Capital (the "Guarantee").

         The Trust Securities will be subject to mandatory redemption upon any redemption of the Preferred Securities, which will be subject to mandatory redemption upon the maturity or prior redemption of the Subordinated Debentures, but will not be subject to any mandatory sinking fund. Preferred Securities may also be subject to optional redemption upon the occurrence of certain special events at the Special Event Redemption Price (as defined in "Description of the Preferred Securities - Special Event Redemptions or Distributions"). See "Description of the Preferred Securities - Mandatory Redemption" and "--Special Event Redemptions or Distributions" and "Description of the Subordinated Debentures and the Debenture Indenture."

         The Senior Notes, Trust Securities, Preferred Securities, together with the related Guarantee, and Subordinated Debentures are collectively referred to as the "Offered Securities". The aggregate principal amount and liquidation value of all Offered Securities to be offered hereunder will not exceed $250,000,000. Risk Factors regarding the Offered Securities will be set forth in the Prospectus Supplement or Supplements.

         Certain specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the particular Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth, with regard to the particular Offered Securities, without limitation and where applicable, the following: (i) in the case of the Senior Notes, the designation, aggregate principal amount, maturity date or dates, interest rate or rates (or method of calculation thereof) and times of payment of interest, the terms of any redemption, exchange or sinking fund provisions, the purchase price and any other specific terms of the offering, (ii) in the case of the Trust Securities, the specific title, aggregate liquidation value, number of securities, purchase price, any listing on a securities exchange, distribution rate (or method of calculation thereof) on the related Preferred Securities, dates on which distributions shall be payable and dates from which distributions shall accumulate on the related Preferred Securities, any voting rights, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Trust Securities and the terms upon which the proceeds of the Trust Securities shall be used to purchase a specific series of Preferred Securities of Met-Ed Capital.

         The Offered Securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of such methods. See "Plan of Distribution". The names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them, will be set forth in the related Prospectus Supplement. See "Plan of Distribution" for possible indemnification and contribution arrangements for dealers, underwriters and agents.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

             The date of this Prospectus is                       , 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C., and at the following regional offices of the SEC:
New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York and Chicago Regional Office, 14th Floor, 500 West Madison Street, Chicago, Illinois. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Such material is also available from the SEC's Web site at "http//www.sec.gov". Certain of the Company's securities are listed on the New York Stock Exchange and such reports and other information can also be inspected and copied at the office of such exchange on the 7th Floor, 20 Broad Street, New York, New York.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company, Met-Ed Capital and the Trust with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, Met-Ed Capital, the Trust and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

         No separate financial statements of the Trust or Met-Ed Capital have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Trust
Securities because (i) the Trust and Met-Ed Capital are special purpose entities, have no independent operations and exist for the sole purpose of issuing the securities described herein and (ii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the Guarantee, the Subordinated Debentures purchased by Met-Ed Capital and the related Debenture Indenture (as defined herein), and the General Partner's obligations under the Amended and Restated Trust Agreement of the Trust and the Amended and Restated Limited Partnership Agreement of Met-Ed Capital, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities which are represented by the Trust Securities. See "Description of the Trust Securities," "Description of the Preferred Securities" and "Description of the Subordinated Debentures and Debenture Indenture" and "Description of the Guarantee".

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates herein by reference the following documents which have been filed by the Company with the SEC pursuant to the Exchange Act:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998.

         3. The Company's Current Reports on Form 8-K, dated May 26, May 27, June 5, July 17 and July 21,1998.

         All documents subsequently filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof. The documents incorporated or deemed to be incorporated herein by reference are sometimes hereinafter called the "Incorporated Documents". Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any Prospectus Supplement or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral the request of any such person, a copy of any or all of the Incorporated Documents, excluding the exhibits thereto unless such exhibits are specifically incorporated by reference into such documents. Requests for such documents should be directed to Metropolitan Edison Company, 2800 Pottsville Pike, Reading, Pennsylvania 19605, attention:
Secretary. The Company telephone number is (610) 929-3601.

         In addition to the historical information contained or incorporated by reference herein, this Prospectus contains or incorporates by reference a number of "forward-looking statements" within the meaning of the Exchange Act. Such statements address future events and conditions concerning capital expenditures, resolution and impact of litigation, regulatory matters, liquidity and capital resources and accounting matters. Actual results in each case could differ materially from those projected in such statements due to a variety of factors including, without limitation, restructuring of the utility industry; future economic conditions; earnings retention and dividend payout policies; developments in the legislative, regulatory and competitive environments in which the Company operates; and other circumstances that could affect anticipated revenues and costs, such as compliance with laws and regulations. These and other factors are discussed in the Company's filings with the SEC.

                           METROPOLITAN EDISON COMPANY

         Metropolitan Edison Company (the "Company"), a public utility furnishing electric service wholly within the Commonwealth of Pennsylvania, is a subsidiary of GPU, Inc. ("GPU"), a holding company registered under the Public Utility Holding Company Act of 1935. The Company provides retail electric service within a territory located in eastern and south central Pennsylvania having a population of almost one million. The Company also sells electricity at wholesale to four municipalities having an estimated population of over 11,000. The Company's subsidiary, York Haven Power Company, is the owner and licensee of the York Haven Hydroelectric Project. The Company's principal executive offices are located at 2800 Pottsville Pike, Reading, Pennsylvania 19605, and its telephone number is (610) 929-3601.

         For the year 1997, residential sales accounted for about 41% of the Company's operating revenues from customers and 35% of kilowatt-hour sales to customers; commercial sales accounted for about 29% of the Company's operating revenues from customers and 28% of kilowatt-hour sales to customers; industrial sales accounted for about 28% of the Company's operating revenues from customers and 35% of kilowatt-hour sales to customers; and sale to rural electric cooperatives, municipalities (primarily for street and highway lighting) and others accounted for about 2% of the Company's operating revenues from customers and 2% of kilowatt-hour sales to customers. The revenues derived from the 25 largest customers in the aggregate accounted for approximately 14% of operating revenues from customers for the year 1997. The Company also makes interchange and spot market sales of electricity to other utilities.

         The electric generating and transmission facilities of the Company and its affiliates, Pennsylvania Electric Company and Jersey Central Power & Light Company (collectively doing business as "GPU Energy"), are physically interconnected and are operated as a single integrated and coordinated system. The transmission facilities of the integrated system are physically interconnected with neighboring nonaffiliated utilities in Pennsylvania, New
Jersey, Maryland, New York and Ohio. The Company is a member of the Pennsylvania-New Jersey-Maryland Interconnection ("PJM") and the Mid-Atlantic Council, an organization providing coordinated review of the planning by utilities in the PJM area. The interconnection facilities are used for substantial capacity and energy interchange and purchased power transactions as well as emergency assistance.

                              MET-ED CAPITAL TRUST

         Met-Ed Capital Trust (the "Trust") is a statutory business trust created in August 1998 under the laws of the State of Delaware. The Trust exists for the sole purpose of issuing the Trust Securities representing the Preferred Securities to be held by the Trust and performing functions directly related thereto. The Trust cannot issue any other securities. The Preferred Securities will be the only assets of the Trust and the only revenues of the Trust will be distributions it receives on the Preferred Securities. All expenses and liabilities of the Trust will be paid by the General Partner. The Trust's mailing address is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711 and its telephone number is (302) 451-2500.

                             MET-ED CAPITAL II, L.P.

         Met-Ed Capital II, L.P. ("Met-Ed Capital") is a limited partnership formed in August 1998 under the laws of the State of Delaware. All of its general partner interests are owned by Met-Ed Preferred Capital II, Inc., which will be a wholly owned subsidiary of the Company, as the general partner (the "General Partner"). As a limited partnership, all of the business and affairs of Met-Ed Capital are managed by the General Partner. Met-Ed Capital was created solely for the purpose of issuing the Preferred Securities and lending the proceeds thereof to the Company. Such loans are evidenced by the Subordinated Debentures issued by the Company in series under the Debenture Indenture (as hereinafter defined). The Subordinated Debentures will be the only assets of Met-Ed Capital and the only revenues of Met-Ed Capital will be interest its receives on the Subordinated Debentures. The General Partner pays all of Met-Ed Capital's operating expenses and has general liability for all of Met-Ed Capital's obligations. Met-Ed Capital's mailing address is c/o GPU Service, Inc. 310 Madison Avenue, Morristown, New Jersey 07962 and its telephone number is
(973) 455-8200.

                                FINANCING PROGRAM

         Depending upon market conditions, during the next two years the Company and/or the Trust, as the case may be, expect to offer pursuant to one or more separate offerings, up to $250,000,000 aggregate principal amount and liquidation value of Offered Securities, including up to $125,000,000 liquidation value of Trust Securities. The net proceeds from the sale of the Trust Securities will be used to purchase Preferred Securities from Met-Ed Capital. Met-Ed Capital will, in turn, lend the proceeds from the sale of its Preferred Securities to the Company, which loan will be evidenced by the Company's Subordinated Debentures. The Company also expects to have short-term borrowings outstanding from time to time during such period.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities offered hereby (i) to redeem other outstanding securities of the Company, including first mortgage bonds, preferred stock and preferred securities, (ii) to repay outstanding short-term bank loans or other unsecured indebtedness, (iii) for construction purposes and (iv) for other corporate purposes, including to reimburse the Company's treasury for funds previously expended therefrom for the above purposes. The Trust will use the proceeds from the sale of its Trust Securities to purchase the Preferred Securities. Met-Ed Capital will use the proceeds from the sale of the Preferred Securities to purchase the Subordinated Debentures. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.

                             COMPANY COVERAGE RATIOS

         The Company's Ratio of Earnings to Fixed Charges for each of the periods indicated was as follows:

                Years ended December 31,      Twelve Months ended
    1993      1994     1995    1996    1997   June 30, 1998
    ----      ----     ----    ----    ----   -------------
    3.28     0.87(1)   4.69    2.83    3.42        3.04

         The Ratio of Earnings to Fixed Charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income to which has been added fixed charges and taxes based on income of the Company. Fixed charges consist of interest on funded indebtedness, other interest (including distributions on Company Obligated Mandatorily Redeemable Preferred Securities), amortization of net gain on reacquired debt and net discount on debt and interest portion of all rentals charged to income.

         The Company's Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for each of the periods indicated was as follows:

               Years ended December 31,       Twelve Months ended
    1993      1994     1995    1996    1997   June 30, 1998
    ----      ----     ----    ----    ----   -------------
    2.72      0.81(2)  4.58    2.76    3.38        3.00

         The Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends represents, on a pre-tax basis, the number of times earnings cover fixed charges and preferred stock _______ (1) The deficiency amount is $8,015.00,000. (2) The deficiency amount is $13,189.00,000.

dividends. Earnings consist of net income to which has been added fixed charges and taxes based on income of the Company. Combined fixed charges and preferred stock dividends consist of interest on funded indebtedness, other interest (including distribution on company Obligated Mandatorily Redeemable Preferred Securities), amortization of net gain on reacquired debt and net discount on debt, preferred stock dividends (increased to reflect the pre-tax earnings required to cover such dividend requirements) and the interest portion of all rentals charged to income.

                              ACCOUNTING TREATMENT

         The financial statements of Met-Ed Capital will be consolidated with the Company's financial statements, with the Preferred Securities shown on the Company's consolidated financial statements as "Company Obligated Mandatorily Redeemable Preferred Securities of a Partnership". The Company's financial statements will include a footnote that discloses, among other things, that the sole asset of Met-Ed Capital consists of the Subordinated Debentures and will specify the principal amount, interest rate and maturity date of each series of Subordinated Debentures.

                           DESCRIPTION OF SENIOR NOTES

         The following is a summary of certain terms and provisions of the Senior Notes and the Senior Note Indenture (as defined below). Reference is made to the Senior Note Indenture which is an exhibit to the Registration Statement of which this Prospectus forms a part.

General

         The Senior Notes may be issued from time to time in one or more series in amounts and on terms to be determined at or prior to the time or times of sale, under the Senior Note Indenture, as it may be amended or supplemented (the "Senior Note Indenture") between the Company and United States Trust Company of New York (the "Senior Note Trustee").

         Until the Release Date (as defined below), all of the Senior Notes outstanding under the Senior Note Indenture will be secured by one or more series of the Company's Senior Note Mortgage Bonds (as defined below) issued and delivered by the Company to the Senior Note Trustee. See "-- Security; Release Date". On the Release Date, the Senior Notes will cease to be secured by the Senior Note Mortgage Bonds, will become unsecured general obligations of the Company and will rank on a parity with other unsecured and unsubordinated indebtedness of the Company. The Senior Note Indenture provides that prior to the Release Date, the principal amount of the Senior Notes that may be issued and outstanding cannot exceed the principal amount of the Senior Note Mortgage Bonds then held by the Senior Note Trustee. See "Description of Senior Note Mortgage Bonds".

         There is no requirement under the Senior Note Indenture that future issues of debt securities of the Company be issued exclusively under the Senior
Note Indenture; accordingly, the Company will be free to employ other indentures or documentation, containing provisions different from those included in the Senior Note Indenture or applicable to one or more issues of Senior Notes, in connection with future issues of other debt securities. There is no limitation on the amount of Senior Notes that may be issued under the Senior Note Indenture. Notwithstanding the foregoing, the Senior Note Indenture contains certain restrictive covenants, including a restriction that the Company may not issue, assume, guarantee or permit to exist, so long as any Senior Notes are outstanding and after the Release Date, any debt that ranks senior to the Senior Notes, subject to certain exceptions. In addition, the Senior Note Indenture also provides that so long as any Senior Notes are outstanding, certain sale/leaseback arrangements are restricted.

         There is no provision in the Senior Note Indenture or the Senior Notes that requires the Company to redeem, or permit the holders to cause a redemption of, the Senior Notes or that otherwise protects the holders in the event that the Company incurs substantial additional indebtedness, whether or not in connection with a change in control of the Company.

         Reference is made to the Prospectus Supplement for a description of the following terms of the series of Senior Notes in respect of which this Prospectus is being delivered: (i) the title of such Senior Notes; (ii) the aggregate principal amount of such Senior Notes; (iii) the price (expressed as a percentage of principal amount) at which such Senior Notes will be issued; (iv) the date or dates on which the principal of such Senior Notes is payable; (v) the rate or rates at which such Senior Notes will bear interest, the date or dates from which such interest will accrue, the dates on which such interest will be payable ("Interest Payment Dates"), and the regular record dates for the interest payable on such Interest Payment Dates; (vi) the option, if any, of the Company to redeem such Senior Notes and the period or periods within which, or the date or dates on which, the prices at which and the terms and conditions upon which, such Senior Notes may be redeemed, in whole or in part, upon the exercise of such option; (vii) the obligation, if any, of the Company to redeem or purchase such Senior Notes at the option of the registered holder or pursuant to any sinking fund or analogous provisions and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which, such Senior Notes will be redeemed or purchased, in whole or in part, pursuant to such obligation; (viii) the denominations in which such Senior Notes will be issuable, if other than $1,000 and integral multiples thereof; (ix) whether such Senior Notes are to be issued in whole or in part in book-entry form and represented by one or more global Senior Notes and, if so, the identity of the depository for such global Senior Notes and the specific terms of the depository arrangements therefor; and (x) any other terms of such Senior Notes, including with respect to any series, if applicable.

Redemption Provisions

         Any terms for the optional or mandatory redemption of the Senior Notes will be set forth in the Prospectus Supplement or Supplements. Except as shall otherwise be provided in the applicable Prospectus Supplement or Supplements, the Senior Notes will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the Senior Notes of a series, or any tranche thereof, are to be redeemed, the particular Senior Notes to be redeemed will be selected by the Senior Note Trustee in such a manner as it shall deem appropriate and fair.

         Any notice of redemption at the option of the Company may state that such redemption will be conditional upon receipt by the Senior Note Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on such Senior Notes and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Senior Notes.

Security; Release Date

         Until the Release Date, the Senior Notes will be secured by one or more series of the Company's first mortgage bonds ("Senior Note Mortgage Bonds') issued and delivered by the Company to the Senior Note Trustee (see "Description of Senior Note Mortgage Bonds"). Upon the issuance of a series of Senior Notes prior to the Release Date, the Company will simultaneously issue and deliver to the Senior Note Trustee, as security for all the Senior Notes being issued, a series of Senior Note Mortgage Bonds that will have the same stated maturity date and corresponding redemption provisions, and will be in the same aggregate principal amount and have the same interest rate as the corresponding series of Senior Notes being issued. Any payment by the Company to the Senior Note Trustee of principal of, premium, if any, and interest on, a series of Senior Note Mortgage Bonds will be applied by the Senior Note Trustee to satisfy the Company's obligations with respect to principal of, premium, if any, and interest on, the corresponding series of Senior Notes.

         The Release Date will be the earlier of (i) the date that all First Mortgage Bonds (as defined herein) other than the Senior Note Mortgage Bonds, have been retired (at, before or after the maturity thereof) through payment, redemption, purchase or otherwise and (ii) the date upon which the Senior Note Trustee holds Senior Note Mortgage Bonds constituting not less than 80% in aggregate principal amount of all outstanding First Mortgage

Bonds. On the Release Date, the Senior Note Trustee will deliver to the Company for cancellation all Senior Note Mortgage Bonds and, not later than 30 days thereafter, will provide notice to all holders of the Senior Notes of the occurrence of the Release Date. As a result, on the Release Date, the Senior Note Mortgage Bonds shall cease to secure the Senior Notes and the Senior Notes will become unsecured and unsubordinated general obligations of the Company.

         Each series of Senior Note Mortgage Bonds will be a series of First Mortgage Bonds of the Company. See "Description of Senior Note Mortgage Bonds - Kind and Priority of Lien". Upon the payment or cancellation of any outstanding Senior Notes, the Senior Note Trustee shall surrender to the Company for cancellation an equal principal amount of the related series of Senior Note Mortgage Bonds. The Company shall not permit, at any time prior to the Release Date, the aggregate principal amount of Senior Note Mortgage Bonds held by the Senior Note Trustee to be less than the aggregate principal amount of the Senior Notes outstanding. The Senior Note Indenture includes a restriction that the Company may not issue, guarantee or permit to exist, so long as any of the Senior Notes are outstanding and after the Release Date, any debt that ranks senior to the Senior Notes, subject to certain exceptions. After the issuance of the first series of the Senior Notes, no additional First Mortgage Bonds will be issued under the Mortgage (as defined herein) other than as collateral security for the Senior Notes.

Events of Default

         The  following  constitute  events of  default  under the  Senior  Note
Indenture: (a) default in the payment of principal of and premium, if any, on any Senior Note when due and payable; (b) default in the payment of interest on any Senior Note when due which continues for 60 days; (c) default in the performance or breach of any other covenant or agreement of the Company in the Senior Notes or in the Senior Note Indenture and the continuation thereof for 90 days after written notice thereof to the Company by the Senior Note Trustee or the holders of at least 33% in aggregate principal amount of the outstanding Senior Notes; (d) prior to the Release Date, the occurrence of a completed default (as defined herein) under the Mortgage; provided, however, that the waiver or cure of such default and the recission and annulment of the consequences thereof under the Mortgage shall constitute a waiver of the corresponding event of default under the Senior Note Indenture and a recission and annulment of the consequences thereof under the Senior Note Indenture; and
(e) certain events of bankruptcy, insolvency, reorganization, assignment or receivership of the Company.

         If an event of default occurs and is continuing, either the Senior Note Trustee or the holders of a majority in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of all of the Senior Notes to be due and payable immediately. Upon such acceleration of the Senior Notes, the Senior Note Mortgage Bonds shall be immediately redeemable upon demand of the Senior Note Trustee (and surrender thereof to the Mortgage Trustee, as defined herein) at a redemption price of 100% of the principal amount thereof, together with interest to the redemption date. See "Description of Senior Note Mortgage Bonds - Redemption Provisions of Senior Note Mortgage Bonds". At any time after an acceleration of the Senior Notes has been obtained (and provided the acceleration of all Senior Note Mortgage Bonds has not occurred), if the Company pays or deposits with the Senior Note Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due on the Senior Notes otherwise than by acceleration and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the Senior Notes.

         The Senior Note Indenture provides that the Senior Note Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders of the Senior Notes unless such holders have offered to the Senior Note Trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the Senior Note Indenture, the holders of a majority in aggregate principal amount of the outstanding Senior Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note
Trustee, or of exercising any trust or power conferred on the Senior Note Trustee. The holders of a majority in aggregate principal amount of the outstanding Senior Notes generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of the Senior Notes. The Senior Note Indenture provides that no holder of the Senior Notes may institute any action against the Company under the Senior Note Indenture unless such holder previously shall have given to the Senior Note Trustee written notice of an event of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of the Senior Notes then outstanding affected by such event of default shall have requested the Senior Note Trustee to institute such action and shall have offered the Senior Note Trustee reasonable indemnity, and the Senior Note Trustee shall not have instituted such action within 60 days of such request. Furthermore, no holder of the Senior Notes will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of the Senior Notes. Notwithstanding that the right of a holder of the Senior Notes to institute a proceeding with respect to the Senior
Note Indenture is subject to certain conditions precedent, each holder of a Senior Note has the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on such Senior Note when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holders of Senior Notes. The Senior Note Indenture provides that the Senior Note Trustee, within 90 days after the occurrence of a default with respect to the Senior Notes, is required to give holders of the Senior Notes notice of any default known to the Senior Note Trustee, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any Senior Notes, the Senior Note Trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. The Company is required to deliver to the Senior Note Trustee each year an officer's certificate as to whether or not the Company is in compliance with the conditions and covenants under the Senior Note Indenture.

Modification with Approval

         Modification and amendment of the Senior Note Indenture may be effected by the Company and the Senior Note Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Senior Notes affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding Senior Note affected thereby, (a) change the maturity date of any Senior Note; (b) reduce the rate (or change the method of calculation thereof) or extend the time of payment of interest on any Senior Note; (c) reduce the principal amount of, or premium payable on, any Senior Note; (d) change the coin or currency of any payment of principal of, or premium, if any, or interest on, any Senior Note; (e) change the date on which any Senior Note may be redeemed or repaid at the option of the holder thereof or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any Senior Note; (f) impair the interest of the Senior Note Trustee in the Senior Note Mortgage Bonds held by it or, prior to the Release Date, reduce the principal amount of any series of Senior Note Mortgage Bonds securing the Senior Notes to an amount less than the principal amount of the related series of Senior Notes or alter the payment provisions of such Senior Note Mortgage Bonds in a manner adverse to the holders of the Senior Notes; or (g) modify the foregoing requirements or reduce the percentage of outstanding Senior Notes necessary to modify or amend the Senior Note Indenture or to waive any past default to less than a majority.

Modification without Approval

         Modification and amendment of the Senior Note Indenture may be effected by the Company and the Senior Note Trustee without the consent of the holders
(a) to add to the covenants of the Company for the benefit of the holders or to surrender a right conferred on the Company in the Senior Note Indenture; (b) to add further security for the Senior Notes; (c) to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interest of the holders in any material respect; or (d) to make any other change that is not prejudicial to the holders of the Senior Notes in any material respect.

         A supplemental indenture which changes or eliminates any covenants or other provision of the Senior Note Indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of the Senior Notes, or which modifies the rights of the holders of the Senior Notes of such series with respect to such covenant or provision, will be deemed not to affect the rights under the Senior Note Indenture of the holders of the Senior Notes of any other series.



Defeasance and Discharge

         The Senior Note Indenture provides that the Company will be discharged from any and all obligations in respect to the Senior Notes and the Senior Note Indenture (except for certain obligations such as obligations to register the transfer or exchange of the Senior Notes, replace stolen, lost or mutilated Senior Notes and maintain paying agencies) if, among other things, the Company irrevocably deposits with the Senior Note Trustee, in trust for the benefit of the holders of Senior Notes, money or certain United States government obligations, or any combination thereof, which will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on, the Senior Notes on the dates such payments are due in accordance with the terms of the Senior Note Indenture and the Senior Notes; provided that unless all of the Senior Notes mature within 90 days of such deposit by redemption or otherwise, the Company shall also have delivered to the Senior Note Trustee an opinion of counsel to the effect that the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Senior Note Indenture. Thereafter, the holders of the Senior Notes may look only to such deposit for payment of the principal of, and interest and any premium on, the Senior Notes.

Consolidation, Merger and Sale or Disposition of Assets

         The Company may not consolidate with or merge into any other corporation or sell or otherwise dispose of its properties as or substantially as an entirety unless (i) the successor or transferee corporation shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, (ii) the successor or transferee corporation assumes by supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture to be performed or observed by the Company; and (iii) if prior to the Release Date, the successor or transferee corporation assumes the Company's obligations under the Mortgage with respect to the Senior Note Mortgage Bonds. Upon any such consolidation, merger, sale, transfer or other disposition of the properties of the Company substantially as an entirety, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Senior Note Indenture with the same effect as if such successor corporation had been named as the Company therein, and the Company will be released from all obligations under the Senior Note Indenture. For purposes of the Senior Note Indenture, the conveyance or other transfer by the Company of (a) all or any portion of its facilities for the generation of electric energy or (b) all of its facilities for the transmission of electric energy, in each case considered alone or in any combination with properties described in the other clause, shall in no event be deemed to constitute a conveyance or other transfer of all the properties of the Company, as or substantially as an entirety.

Certain Covenants of the Company

         Limitation on Liens

         The Senior Note Indenture provides that, so long as any such Senior Notes are outstanding, the Company may not issue, assume, guarantee or permit to exist after the Release Date any Debt (as defined below) that is secured by any mortgage, security interest, pledge or lien ("Lien") of or upon any Operating Property of the Company (as defined below), whether owned at the date of the Senior Note Indenture or thereafter acquired, without in any such case effectively securing the Senior Notes (together with, if the Company shall so determine, any other indebtedness of the Company ranking equally with the Senior Notes) equally and ratably with such Debt (but only so long as such Debt is so secured).

         The foregoing restriction will not apply to: (1) Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);
(2) Liens on Operating Property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of its properties (or those of a division) as or substantially as an entirety to, the Company; (3) Liens on Operating Property to secure the costs of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement; (4) Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, obligations of the Company with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving Operating Property of the Company; (5) Liens under the Mortgage, except as provided in the Senior Note Indenture; (6) Liens to compensate the Senior Note Trustee as provided in the Senior Note Indenture; (7) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (7), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (7), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement. However, the foregoing restriction will not apply to the issuance, assumption or guarantee by the Company of Debt secured by a Lien which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all other secured Debt of the Company (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions in clauses (1) to (7) and Sale and Lease-Back Transactions that are permitted by the first sentence of "Limitations on Sale and Lease-Back Transactions" below), does not exceed the greater of 15% of Tangible Assets or 15% of Capitalization (as such terms are defined below).

         Limitation on Sale and Lease-Back Transactions

         The Senior Note Indenture provides that so long as any Senior Notes are outstanding, the Company may not enter into or permit to exist after the Release Date any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchasers' commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of such Operating Property or the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if
(a) the Company would be entitled pursuant to any of the provisions described in clauses (1) to (7) of the first sentence of the second paragraph under "Limitation on Liens" above to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the Senior Notes, (b) after giving effect to such Sale and Lease-Back Transaction, the Company could incur pursuant to the provisions described in the second sentence of the second paragraph under "Limitation on Liens", at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (a)), or (c) the Company applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by its Board of Directors) of the Operating Property so leased, to the retirement of Senior Notes or other Debt of the Company ranking equally with the Senior Notes, subject to reduction for Senior Notes and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

         Certain Definitions

         "Capitalization" means the total of all the following items appearing on, or included in, the consolidated balance sheet of the Company: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, Hybrid Preferred Securities (as defined in the Senior Note Indenture), premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock reacquired by the Company.

         "Debt" means any outstanding debt for money borrowed evidenced by notes, debentures, bonds or other securities, or guarantees of any thereof.

         "Operating Property" means (i) any interest in real property owned by the Company and (ii) any asset owned by the Company that is depreciable in accordance with generally accepted accounting principles ("GAAP") excluding, in either case, any interest of the Company as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) which has been or would be capitalized on the books of the lessee in accordance with GAAP.

         "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to the Company of any Operating Property (except for leases for a term, including any renewals thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by the Company to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the Senior Note Indenture.

         "Tangible Assets" means the amount shown as total assets on the consolidated balance sheet of the Company, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense, and (ii) appropriate adjustments, if any, on account of minority interests. Tangible Assets shall be determined in accordance with GAAP and practices applicable to the type of business in which the Company is engaged and that are approved by the independent accountants that are regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

         "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to the Company from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction, or (ii) the net book value of such property, as determined by the Company in accordance with GAAP, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

Voting of Senior Note Mortgage Bonds Held by Senior Note Trustee

         The Senior Note Trustee, as the holder of Senior Note Mortgage Bonds, will attend any meeting of bondholders under the Mortgage, or, at its option, will deliver its proxy in connection therewith relating to matters with respect to which it is entitled to vote or consent.

         The Senior Note Trustee shall vote all Senior Note Mortgage Bonds then held by it or consent with respect thereto, proportionately with the vote or consent of the holders of all other First Mortgage Bonds outstanding under the Mortgage, the holders of which are eligible to vote or consent; provided, however, that the Senior Note Trustee shall not so vote in favor of, or so consent to, any amendment or modification of the Mortgage which, if it were an amendment or modification of the Senior Note Indenture, would require the consent of the holders of Senior Notes as described under "- Modification", without the prior consent of holders of Senior Notes which would be required for such an amendment or modification of the Senior Note Indenture.

Resignation or Removal of Senior Note Trustee

         The Senior Note Trustee may resign at any time upon written notice to the Company specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor Senior Note Trustee and such specified day.

         The Senior Note Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Senior Note Trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in aggregate principal amount of the then outstanding Senior Notes. In addition, so long as no event of default under the Senior Note Indenture or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, the Company may remove the Senior Note Trustee upon written notice to the holder of each Senior Note outstanding and the Senior Note Trustee, and appointment of a successor Senior Note Trustee.

Concerning the Senior Note Trustee

         The United States Trust Company of New York is the Senior Note Trustee under the Senior Note Indenture, the Mortgage Trustee under the Mortgage and, as described in "Description of the Subordinated Debentures and the Debenture Indenture", the Debenture Trustee under the Debenture Indenture. The Senior Note Indenture provides that the Company's obligations to compensate the Senior Note Trustee and reimburse the Senior Note Trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the Senior Notes upon all property and funds held or collected by the Senior Note Trustee as such.

Governing Law

         The Senior Note Indenture and each Senior Note will be governed by New York law.

                    DESCRIPTION OF SENIOR NOTE MORTGAGE BONDS

General

         The Senior Note Mortgage Bonds are first mortgage bonds ("First Mortgage Bonds") to be issued under and secured by the Company's Indenture dated November 1, 1944 between the Company and United States Trust Company of New York, as successor trustee (the "Mortgage Trustee"), as heretofore amended and supplemented, and to be further amended and supplemented by one or more Supplemental Indentures with respect to the Senior Note Mortgage Bonds (collectively, the "Mortgage"). The statements herein concerning the First Mortgage Bonds and the Mortgage are summaries and do not purport to be complete. They may make use of defined terms and are subject to, and qualified in their entirety by, all of the provisions of the Mortgage, which is incorporated herein by reference.

         The Senior Note Mortgage Bonds will be issued as security for the Company's obligations under the Senior Note Indenture and will be immediately delivered to and registered in the name of the Senior Note Trustee. The Senior
Note Indenture provides that the Senior Note Trustee shall not transfer any Senior Note Mortgage Bonds except to a successor trustee, to the Company (as provided in the Senior Note Indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of the Company. The Senior Note Trustee shall generally vote the Senior Note Mortgage Bonds proportionately with what it believes to be the vote of the holders of all other First Mortgage Bonds then outstanding, as described under "Description of Senior Notes Voting of Senior Note Mortgage Bonds Held by Senior Note Trustee".

         The Senior Note Mortgage Bonds will correspond to the corresponding series of Senior Notes in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal or premium, if any, or interest on the Senior Notes, Senior Note Mortgage Bonds of the corresponding series in a principal amount equal to the principal amount of such Senior Notes will, to the extent of such payment of principal, premium or interest, be deemed fully paid and the obligation of the Company to make such payment shall be discharged.

Redemption Provisions of Senior Note Mortgage Bonds

         The Senior Note Mortgage Bonds will be redeemed on the respective dates and in the respective principal amounts which correspond to the redemption dates for and the principal amounts to be redeemed of the corresponding series of Senior Notes. The Senior Note Mortgage Bonds are not redeemable by operation of the improvement fund or the maintenance provisions of the Mortgage, or with the proceeds of released property.

         In the event of an event of default under the Senior Note Indenture and acceleration of the Senior Notes, the Senior Note Mortgage Bonds will be immediately redeemable in whole, upon demand of the Senior Note Trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date. See "Description of Senior Notes - Events of Default".

Kind and Priority of Lien

         The Senior Note Mortgage Bonds will rank equally as to security with all First Mortgage Bonds outstanding under the Mortgage, which is a direct first lien on substantially all of the Company's property and franchises (except certain real estate not used in the Company's business, cash other than that deposited with the Mortgage Trustee, securities, judgments, contracts, accounts and choses in action not specifically assigned, pledged, deposited or delivered to the Mortgage Trustee, materials and supplies not installed as a part of the fixed property of the Company, merchandise, appliances and supplies acquired for resale, motor vehicles and timber growing upon or cut from the lands of the Company and other personal property not necessary or appropriate to the public utility plant and business of the Company and to its operation as a going concern), subject to excepted encumbrances, the lien of the Mortgage Trustee for compensation and expenses and minor matters. With certain limitations applicable in the cases of consolidation, merger and sale of substantially all of the Company's assets, the Mortgage contains provisions subjecting after-acquired property (subject to pre-existing liens) to the lien thereof.

Release and Substitution of Property

         Property of a limited nature may be disposed of by the Company without securing a release or consent by the Mortgage Trustee. Otherwise, property subject to the lien of the Mortgage may be released only upon the substitution of cash or certain other property of equivalent value. Money received by the Mortgage Trustee as the result of any release of property may be withdrawn against, among other things, bondable value of property additions and the principal amount of First Mortgage Bonds and prior lien bonds previously issued and retired. If the fair value of property released is 10% or more of the principal amount of outstanding First Mortgage Bonds and prior lien bonds, the Mortgage Trustee is required to report to the bondholders with respect thereto within ninety days after such release, and annually with respect to all other property so released.

Dividend Restrictions

         The Mortgage restricts dividends (except dividends payable in shares of the Company's stock subordinate to its preferred stock) to the amount by which the Company's accumulated earned surplus exceeds $3,360,052. The amount available for the declaration and payment of cash dividends on the Company's common stock after giving effect to this restriction will be contained in a Prospectus Supplement.

Issuance of Additional First Mortgage Bonds

         Subject to conditions and restrictions, certain of which are referred to below, additional First Mortgage Bonds may be issued under the Mortgage to the extent of (1) 60% of bondable value of property additions; (2) the principal amount of refundable prior lien bonds retired as provided in the Mortgage; (3) the principal amount of Bonds then or theretofore retired; and (4) the amount of cash deposited with the Mortgage Trustee against the issuance of First Mortgage Bonds. Cash so deposited with the Mortgage Trustee may be withdrawn in an amount equal to the principal amount of First Mortgage Bonds which the Company is then entitled to have authenticated and delivered. First Mortgage Bonds may be issued pursuant to (1) and (4) (and in certain cases pursuant to (2) and (3) above) only if net earnings (which are calculated before income taxes but after deduction of operating expenses, including an amount equal to the greater of the actual book provision for depreciation or the "minimum provision for depreciation" as outlined below under "Maintenance Fund"), with non-operating income or loss limited to 5% of operating income before income taxes, shall be at least two times the annual interest requirements on First Mortgage Bonds and prior lien bonds to be outstanding. Moreover, the Company's charter contains provisions limiting the ratio of securities evidencing funded indebtedness and unsecured indebtedness to total capitalization.

         The principal amount of additional First Mortgage Bonds issuable pursuant to these provisions will be contained in a Prospectus Supplement.

Improvement Fund

         The Company is required to deposit with the Mortgage Trustee by March 31 of each year cash equal to 1% of the aggregate principal amount of First Mortgage Bonds issued prior to January 1 of such year (excluding any First Mortgage Bonds issued on the basis of retired First Mortgage Bonds). Instead of depositing cash, or as a means of withdrawing cash so deposited but not used or applied by the Mortgage Trustee for the purchase, payment or redemption of First Mortgage Bonds previously issued, the Company may deliver First Mortgage Bonds or certain refundable prior lien bonds or apply bondable value of property additions (on the basis of 60% thereof), none of which may thereafter be used for any other purpose under the Mortgage. The Company has heretofore utilized bondable value of property additions to meet this requirement and expects to continue to do so.

Maintenance Fund

         The Company is required to make expenditures for property additions and/or to deposit with the Mortgage Trustee, cash (less, at the option of the Company, credit for refundable prior lien bonds and First Mortgage Bonds theretofore or then retired) in amounts equal to the minimum provision for depreciation, computed cumulatively at the end of each year. Cash so deposited with the Mortgage Trustee may, during the next succeeding three years, be withdrawn by the Company to the extent that the amount theretofore expended for property additions, as aforesaid, exceeds the minimum provision for depreciation. The Company has, in the past, made sufficient expenditures for property additions to meet its obligations with respect to the minimum provision for depreciation, and no deposits with the Mortgage Trustee have been required in this connection. The Company expects that this pattern will continue in the future.

         So long as any of the First Mortgage Bonds shall be outstanding, the term "minimum provision for depreciation" means an amount equal to the greater of (1) 15% of gross operating revenues during such period from the operation of bondable property after deducting the aggregate cost of electric energy purchased for resale during such period in connection with the operation of such property, less an amount equal to charges for current repairs and maintenance of such property, or (2) an amount computed at the rate of 2 1/3% per annum of the average of the depreciable utility property of the Company as for each year or portion thereof embraced within such period.

Modification of Mortgage

         With the consent of the holders of not less than 75% in principal amount of the First Mortgage Bonds affected, the Mortgage may be changed in any way except (a) to reduce the amount or extend the due dates of the principal of or interest on the First Mortgage Bonds, (b) to reduce the percentage of bondholders required to effect changes in the Mortgage or (c) to impair or change the rank of the lien created by the Mortgage.

Defaults and Notice Thereof

         Events of default ("completed defaults") include default in the payment of principal and premium, if any, of any of the First Mortgage Bonds or any prior lien bonds; default, for 60 days, in payment of interest on any of the First Mortgage Bonds or beyond the period of grace on any prior lien bonds; default, for 60 days after notice, in the performance of any covenant in the Mortgage; and bankruptcy, insolvency or reorganization (under certain circumstances) of the Company. The Mortgage Trustee may withhold notice to bondholders of default (except default in payment of principal, premium, interest or sinking and improvement fund installments) if its responsible officers determine that it is in the interest of the bondholders to do so.

         A majority in aggregate principal amount of the First Mortgage Bonds is necessary to require the Mortgage Trustee to take action to enforce the lien of the Mortgage. The Mortgage Trustee may require reasonable indemnification before being required to enforce the lien of the Mortgage. Holders of not less than 25% in aggregate principal amount of outstanding First Mortgage Bonds or the Mortgage Trustee may declare the principal and interest of all outstanding First Mortgage Bonds due upon the occurrence of a completed default, but the holders of a majority in principal amount of the outstanding First Mortgage Bonds may, under certain circumstances, including the curing of such default, annul any such declaration. No holder shall have the right to institute action, unless holders of 25% in aggregate principal amount of First Mortgage Bonds shall have made written request to the Mortgage Trustee to institute such action.

Concerning the Mortgage Trustee

         The Mortgage Trustee, United States Trust Company of New York, is permitted to engage in other transactions with the Company, except that if the Mortgage Trustee acquires any conflicting interest, as defined, it must eliminate it or resign and is required in certain cases to share with the bondholders the benefits of payments received within four months prior to default. United States Trust Company of New York is also the Senior Note Trustee under the Senior Note Indenture and the Debenture Trustee under the Debenture Indenture and a depository of the Company and certain of the Company's affiliates and has in the past made, and may in the future make, loans to the Company and certain of the Company's affiliates.

Satisfaction and Discharge of Mortgage

         Upon the Company's making due provision for the payment of all of the First Mortgage Bonds and paying all other sums due under the Mortgage, the Mortgage shall cease to be of further effect and may be satisfied and discharged of record. Holders of First Mortgage Bonds may wish to consult with their own tax advisers regarding possible tax effects in the event of a defeasance of the Mortgage.

Evidence as to Compliance with Mortgage Provisions

         Compliance with Mortgage provisions is evidenced by written statements of the Company officers or persons selected and paid by the Company. In certain cases, opinions of counsel and certificates of an engineer, accountant, appraiser or other expert (who in some instances must be independent) must be furnished. The Mortgage requires that the Company furnish annually to the Mortgage Trustee a certificate that the Company has complied with, and is not in default under, the provisions of the Mortgage.

                       DESCRIPTION OF THE TRUST SECURITIES

         The following is a summary of certain terms and provisions of the Trust Securities and the Amended and Restated Trust Agreement of the Trust (the "Trust Agreement"). Reference is made to the Trust Agreement, which is an exhibit to the Registration Statement of which this Prospectus forms a part.

General

         The Trust Securities may be issued in amounts, at prices and on terms to be determined at or prior to the time of sale. Reference is made to the Prospectus Supplement relating the Trust Securities for specific terms, including (i) the distinctive designation of such Trust Securities; (ii) the number of Trust Securities issued; (iii) the annual distribution rate or rates (or method of calculation thereof) for the Preferred Securities, which are represented by the Trust Securities and the date or dates upon which such distributions shall be payable; (iv) the date or dates (or method of determining the date or dates) from which distributions on the Preferred Securities, which are represented by the Trust Securities, shall be cumulative; (v) the obligation or option, if any, of the Trust to purchase or redeem Trust Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, the Preferred Securities, which are represented by the Trust Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option; (vi) the terms and conditions, if any, upon which the Subordinated Debentures may be distributed to holders of Trust Securities ("Distribution Event"); (vii) if applicable, any securities exchange upon which the Trust Securities shall be listed; (viii) whether the Trust Securities are to be issued in whole or in part in book-entry form and represented by one or more global certificates, and if so, the identity of the depository for such global certificates and the specific terms of the depository arrangements therefor; and
(ix) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Securities, including any rights to defer distributions on the Trust Securities, not inconsistent with the Trust Agreement or with applicable law.

         The Trust Securities will be issued by the Trust pursuant to the Trust Agreement. Each Trust Security will represent a Preferred Security of Met-Ed Capital. The Preferred Securities will be guaranteed by the Company to the extent set forth below under "Description of the Guarantee". The Guarantee of the Company, when taken together with the Company's obligations under the Subordinated Debentures and the Debenture Indenture, and the General Partner's obligations under the Trust Agreement and the Partnership Agreement (as defined below"), including obligations to pay costs, expenses, debts and liabilities of the Trust and Met-Ed Capital (other than with respect to the Trust Securities), would provide a full and unconditional guarantee of amounts due on the Preferred Securities, which are represented by Trust Securities.

         The Trust is a statutory business trust created under the Delaware Business Trust Act. A trustee of the Trust will hold the Preferred Securities deposited in the Trust for the benefit of the holders of the Trust Securities. The Trust Agreement provides that, to the fullest extent permitted by law, without the need for any other action of any person, including any trustee of the Trust and any other holder of Trust Securities, each holder of Trust Securities shall be entitled to enforce in the name of the Trust the Trust's rights under the Preferred Securities represented by the Trust Securities held by such holder.

         It is anticipated that the assets of the Trust available for distribution to the holders of the Trust Securities will be limited to payments from Met-Ed Capital under the Preferred Securities, the source of which payments by Met-Ed Capital will be limited to payments from the Company on the Subordinated Debentures. See "Description of the Subordinated Debentures and the Debenture Indenture". If the Company fails to make a payment on the Subordinated Debentures or if Met-Ed Capital fails to make a distribution on the Preferred Securities, the Trust will not have sufficient funds to make related payments on the Trust Securities.

         Certain United States federal income tax considerations applicable to any offering of Trust Securities will be described in the Prospectus Supplement relating thereto.

Distributions

         Each Trust Security will represent a Preferred Security of Met-Ed Capital issued to and held by the Trust, and distributions on the Trust Securities will be made concurrently with distributions on the Preferred Securities. Distributions on the Preferred Securities will be cumulative and will accumulate from the date and at the annual rate or rates described in the Prospectus Supplement.

Redemption of Trust Securities

         The Trust Securities will be subject to mandatory redemption upon redemption of the Preferred Securities at the redemption price set forth in the Prospectus Supplement.

Payments on Liquidation of Met-Ed Capital

         Upon receipt by the Trust of any distribution, in cash or in kind, from Met-Ed Capital upon liquidation of Met-Ed Capital (or payment by the Company under the Guarantee in respect thereof), after satisfaction of creditors of the Trust as required by applicable law, a trustee of the Trust shall distribute to the holders of the Trust Securities such distributions, in cash or in kind, in proportion to the respective number of Preferred Securities represented by such Trust Securities.

Withdrawal of Preferred Securities

         Any beneficial owner of Trust Securities may withdraw all, but not less than all, of the Preferred Securities represented by such Trust Securities by providing a written notice and agreement to be bound by the terms of the Partnership Agreement to a trustee of the Trust, with evidence of beneficial ownership in form satisfactory to such trustee. The Preferred Securities will only be issued in certificated form.

         Any holder of Preferred Securities may redeposit withdrawn Preferred Securities by delivery to a trustee of the Trust of a certificate or certificates for the Preferred Securities to be deposited, properly endorsed or accompanied, if required by such trustee, by a properly executed instrument of transfer or endorsement in form satisfactory to such trustee and in compliance with the terms of the Partnership Agreement, together with all such certifications as may be required by such trustee in its sole discretion and in accordance with the provisions of the Trust Agreement.

Voting Rights

         If the holders of the Preferred Securities, acting as a single class, are entitled to appoint and authorize a Special Representative (as defined below) pursuant to the Partnership Agreement, a trustee of the Trust shall notify the holders of the Trust Securities of such right, request direction of each holder of a Trust Security as to the appointment of a Special
Representative and vote the Preferred Securities represented by such Trust Security in accordance with such direction.

         Upon receipt of notice of any meeting at which the holders of the Preferred Securities are entitled to vote, a trustee of the Trust shall, as soon as practicable thereafter, mail to the holders of the Trust Securities a notice, which shall be provided by the General Partner and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Trust Securities at the close of business on a specified record date will be entitled, subject to any applicable provision of law, to instruct such trustee as to the exercise of the voting rights pertaining to the amount of Preferred Securities represented by their respective Trust Securities, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Trust Security, such trustee shall vote or cause to be voted the number of Preferred Securities represented by such Trust Securities in accordance with the instructions set forth in such request.

Expenses of the Trust

         All charges or expenses of the Trust, including the charges and expenses of the trustees of the Trust, will be paid by the General Partner.

                     DESCRIPTION OF THE PREFERRED SECURITIES

         The following is a summary of certain terms and provisions of the Preferred Securities represented by the Trust Securities. Reference is made to the Amended and Restated Limited Partnership Agreement of Met-Ed Capital (the "Partnership Agreement"), which is an exhibit to the Registration Statement of which this Prospectus forms a part.

General

         The Preferred Securities will be issued from time to time in one or more series and shall have the terms described in the Prospectus Supplement. Reference is made to the Prospectus Supplement relating to any series of Preferred Securities of Met-Ed Capital for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued; (iii) the annual distribution rate or rates (or method of determining such rate or rates) for Preferred Securities and the date or dates upon which such distributions shall be payable; (iv) the date or dates (or method of determining the date or dates) from which distributions on Preferred Securities shall be cumulative; (v) the obligation or option, if any, of Met-Ed Capital to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option; (vi) the terms and conditions, if any, upon which the Subordinated Debentures may be distributed to holders of Preferred Securities; and (vii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities, including any rights to defer distributions on the Preferred Securities, not inconsistent with the Partnership Agreement or with applicable law.

         The Preferred Securities will be guaranteed by the Company to the extent set forth below under "Description of the Guarantee". The Guarantee of the Company, when taken together with the Company's obligations under the Subordinated Debentures and the Debenture Indenture and the General Partner's obligations under the Partnership Agreement, would provide a full and unconditional guarantee of amounts due on Preferred Securities issued by Met-Ed Capital.

         All of the general partner interests of Met-Ed Capital are owned by the General Partner, which is a wholly owned subsidiary of the Company. The Preferred Securities represent preferred limited partner interests of Met-Ed Capital. All of the Preferred Securities issued by Met-Ed Capital will be of equal rank in participation in the profits and assets and income of Met-Ed Capital. The Partnership Agreement authorizes the General Partner to establish series of Preferred Securities having such designations, rights, privileges, restrictions and other terms and provisions as the General Partner may determine.

Distributions on all series of Preferred Securities must be paid in full before the General Partner may participate in the profits or assets of Met-Ed Capital.

         Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

Distributions

         The General Partner may make distributions on the general partner interests of Met-Ed Capital only after payment in full of all distributions accumulated on all outstanding Preferred Securities of Met-Ed Capital.

         Distributions on the Preferred Securities must be paid by Met-Ed Capital to the extent that Met-Ed Capital has funds on hand legally available therefor. The funds available for distribution by Met-Ed Capital will be limited to payments received by Met-Ed Capital in respect of the Subordinated Debentures. See "Description of the Subordinated Debentures and the Debenture Indenture".

Mandatory Redemption

         A  series  of  Preferred   Securities  will  be  subject  to  mandatory
redemption   upon  the  repayment  at  maturity  or  prior   redemption  of  the
corresponding series of the Subordinated Debentures.

Liquidation Distribution

         In the event of any voluntary or involuntary dissolution or winding up of Met-Ed Capital, the holders of Preferred Securities will be entitled to receive out of the assets of Met-Ed Capital, after satisfaction of liabilities to creditors and before any distribution of assets is made to the General Partner, the lesser of (i) the sum of their stated liquidation preference and all accumulated and unpaid distributions to the date of payment of the Preferred Securities, and (ii) the amount of assets of Met-Ed Capital legally available for distribution to the holders of Preferred Securities. All assets of Met-Ed Capital remaining after payment of the liquidation distribution to the holders of Preferred Securities will be distributed to the General Partner.

Voting Rights

         Except as provided in a Prospectus Supplement and as otherwise required by law and the Partnership Agreement, the holders of the Preferred Securities have no voting rights.

         If (i) Met-Ed Capital fails to pay distributions in full on a series of Preferred Securities for a period as set forth in the Prospectus Supplement,
(ii) an Event of Default (as defined in
the Debenture Indenture) occurs and is continuing, or (iii) the Company is in default on any of its payment obligations under the related Guarantee, then the holders of the Preferred Securities, acting as a single class, will be entitled by a vote of the majority of the aggregate stated liquidation preference of the outstanding Preferred Securities to appoint a special representative (the "Special Representative") to enforce Met-Ed Capital's rights against the Company under the Subordinated Debentures and the Debenture Indenture and the obligations undertaken by the Company under the Guarantee issued in conjunction with the issuance of such Preferred Securities. The Special Representative shall not be admitted as a partner of Met-Ed Capital or otherwise be deemed a partner of Met-Ed Capital and shall have no liability for the debts, obligations or liabilities of Met-Ed Capital.

         If any proposed amendment to the Partnership Agreement provides for, or the General Partner otherwise proposes to effect, any action which would materially adversely affect the powers, preferences or special rights attached to any series of Preferred Securities, whether by way of amendment to the Partnership Agreement or otherwise, then the holders of such series of Preferred Securities will be entitled to vote on such amendment or action of the General Partner.

         So long as any series of Subordinated Debentures are held by Met-Ed Capital, the General Partner may not, except as directed to do so by the Special Representative, (i) direct the time, method and place of conducting any proceeding for any remedy available to the holder of the Subordinated Debentures or the Trustee under the Debenture Indenture (the "Debenture Trustee"), or executing any trust or power conferred on the Debenture Trustee, (ii) waive any past default which is available under the Debenture Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Debenture Indenture, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of not less than a majority of the aggregate stated liquidation preference of all series of Preferred Securities affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities. The General Partner shall notify all holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to any series of Subordinated Debentures.

                          DESCRIPTION OF THE GUARANTEE

         The following is a summary of certain provisions of the Guarantee which will be executed and delivered by the Company concurrently with the issuance of each series of the Preferred Securities. Reference is made to the Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

General

         Under the Guarantee, the Company will agree to pay (i) any accumulated and unpaid distributions on the Preferred Securities to the extent that Met-Ed Capital has funds on hand legally available therefor, (ii) the applicable redemption price payable with respect to any Preferred Securities called for redemption by Met-Ed Capital to the extent that Met-Ed Capital has funds on hand legally available therefor, and (iii) upon a liquidation of Met-Ed Capital, other than in connection with a Distribution Event, the lesser of (a) the portion of the partnership liquidation distribution applicable to the Preferred Securities and (b) the amount of assets of Met-Ed Capital legally available for distribution to holders of Preferred Securities in liquidation of Met-Ed Capital (collectively, the "Guarantee Payments"). The Company will agree to pay the Guarantee Payments, as and when due (except to the extent paid by Met-Ed
Capital), to the fullest extent permitted by law, regardless of any defense, right of setoff or counterclaim which the Company may have or assert against Met-Ed Capital, the General Partner, the Trust or a trustee of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing Met-Ed Capital to pay such amounts to such holders.

Status of the Guarantee

         The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all general liabilities of the Company, except trade accounts payable arising in the ordinary course of business.

         The Guarantee will constitute a guarantee of payment and not of collection. The Guarantee will be held by the General Partner for the benefit of the holders of the Preferred Securities. In the event of the appointment of a Special Representative, the Special Representative may enforce the Guarantee. If no Special Representative has been appointed to enforce the Guarantee, the General Partner will have the right to enforce the Guarantee on behalf of the holders of the Preferred Securities. The holders of Trust Securities, together with the holders of the Preferred Securities other than the Trust, representing not less than 10% in aggregate stated liquidation preference of the Preferred Securities, will have the right to direct the time, method and place of conducting any proceeding to enforce any remedy available in respect of the Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Guarantee as above provided, any holder of Trust Securities representing Preferred Securities, and any holder of Preferred Securities other than the Trust, may institute a legal proceeding directly against the Company to enforce the Company's obligations under the Guarantee without first instituting a legal proceeding against Met-Ed Capital or any other person or entity. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by Met-Ed Capital and by complete performance of all obligations of the Company contained in the Guarantee.

Relationship Among Guarantee, Subordinated Debentures and  Preferred Securities

         In addition to the obligations of the Company under the Guarantee, the Debenture Indenture provides that the Company shall cause the General Partner to remain the general partner of Met-Ed Capital and timely perform all its duties as such (including the duty to pay distributions on the Preferred Securities), which include, among other things, the General Partner's duties under the Partnership Agreement to directly pay all costs and expenses of Met-Ed Capital (for the purpose of insuring that payment of principal and interest by the Company on the Subordinated Debentures will be sufficient to allow payment in full to the holders of the Preferred Securities). While the assets of the General Partner will not be available for making distributions on the Preferred Securities, they will be available for payment of the expenses of Met-Ed Capital. Accordingly, the Guarantee and the Debenture Indenture, together with the related covenants contained in the Partnership Agreement and the Company's obligations under the Subordinated Debentures, provide for the Company's full and unconditional guarantee of the Preferred Securities as set forth above.

Certain Covenants of the Company

         Under the Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, neither the Company nor any majority owned subsidiary of the Company shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends by a wholly owned subsidiary) if at such time the Company shall be in default with respect to its payment obligations under the Guarantee or there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an event of default under the Debenture Indenture.

Amendments

         Except with respect to any changes which do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of Trust Securities, together with the holders of Preferred Securities other than the Trust, representing not less than a majority of the aggregate stated liquidation preference of the outstanding Preferred Securities.

Merger of the Company

         So long as the Preferred Securities remain outstanding, the Company will maintain its corporate existence; provided that the Company may consolidate with or merge with or into any other person or sell, convey, transfer or lease all or substantially all its assets (either in one transaction or a series of transactions) to any person if the successor person shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume the obligations of the Company under the Guarantee.

Termination of the Guarantee

         The Guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption price of all Preferred Securities or upon full payment of the amounts payable with respect to the Preferred Securities upon liquidation of Met-Ed Capital or upon the occurrence of a Distribution Event. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payments of any sums paid under the Preferred Securities or the Guarantee.

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES
                           AND THE DEBENTURE INDENTURE

         The following is a summary of certain terms and provisions of the Subordinated Debentures and the Debenture Indenture. Reference is made to the Debenture Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

General

         The Subordinated Debentures will be unsecured, subordinated obligations of the Company issued under the Debenture Indenture (the "Debenture Indenture"). The Subordinated Debentures will be in a principal amount equal to the aggregate stated liquidation preference of the corresponding series of Preferred Securities plus the General Partner's capital contribution in Met-Ed Capital, will bear interest at a rate equal to the distribution rate on the Preferred Securities payable on the distribution dates for the Preferred Securities, will have maturity and redemption provisions corresponding to the redemption provisions of the Preferred Securities and will be subject to mandatory redemption upon the dissolution and liquidation of Met-Ed Capital other than in connection with a Distribution Event.

         The Company will deliver the Subordinated Debentures to the General Partner to be held on behalf of the holders of the Preferred Securities. The Subordinated Debentures will be delivered by the Company to evidence the loan by Met-Ed Capital to the Company of an amount equal to the proceeds received from the sale of the Preferred Securities, plus the General Partner's concurrent capital contribution in Met-Ed Capital.

Redemption

         The Subordinated Debentures will be subject to mandatory redemption upon the liquidation and dissolution of Met-Ed Capital other than in connection with a Distribution Event or upon redemption of the Preferred Securities and as described in the Prospectus Supplement.

         If the Company gives a notice of redemption in respect of Subordinated Debentures, then, except as set forth below, on or prior to the redemption date, the Company shall deposit with the paying agent funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay the applicable redemption price. If notice of redemption shall have been given, if required, and the funds so deposited, then the Subordinated Debentures called for redemption shall become due and payable on the redemption date and upon the redemption date, interest will cease to accrue on the Subordinated Debentures called for redemption and such Subordinated Debentures will no longer be deemed to be outstanding.

         Any notice of redemption at the option of the Company may state that such redemption will be conditional upon receipt by the Debenture Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the applicable redemption price on such Subordinated Debentures and, that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Subordinated Debentures.

Additional Interest

         If at any time Met-Ed Capital would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company also will pay as additional interest such amounts as shall be required so that the net amounts received and retained by Met-Ed Capital after paying any such taxes, duties, assessments or governmental charges will not be less than the amounts Met-Ed Capital would have received had no such taxes, duties, assessments or governmental charges been imposed.

Subordination

         The Debenture Indenture provides that all payments by the Company in respect of the Subordinated Debentures shall be subordinated to the prior payment in full of all amounts payable on Senior Indebtedness. The term "Senior Indebtedness" means (i) the principal of and premium, if any, in respect of (a) indebtedness of the Company for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments; including purchase money obligation, for payment of which the Company is responsible or liable;
(ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) certain obligations of the Company for the reimbursement of any obligor on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures.

         Upon any payment or distribution of assets or securities of the Company, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding) shall first be paid in full before Met-Ed Capital (as holder of the Subordinated Debentures), the Debenture Trustee on behalf of such holder or any Special Representative appointed by the holders of the Preferred Securities shall be entitled to receive from the Company any payment of principal of or interest on or any other amounts in respect of the Subordinated Debentures or distribution of any assets or securities.

         No direct or indirect payment by or on behalf of the Company of principal of or interest on the Subordinated Debentures, whether pursuant to the terms of the Subordinated Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists (i) a default in the payment of all or any portion of any Senior Indebtedness or (ii) any other default pursuant to which the maturity of Senior Indebtedness has been accelerated and, in either case, requisite notice has been received by the Debenture Trustee and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

         If the Debenture Trustee, Met-Ed Capital (as holder of the Subordinated Debentures) or any Special Representative appointed by the holders of the Preferred Securities, shall have received any payment on account of the principal of or interest on the Subordinated Debentures when such payment is prohibited and before all amounts payable on, under or in connection with Senior Indebtedness are paid in full, then such payment shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered first to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full.

         Nothing in the Debenture Indenture shall limit the right of the Debenture Trustee, Met-Ed Capital (as holder of the Subordinated Debentures) or the Special Representative to take any action to accelerate the maturity of the Subordinated Debentures or to pursue any rights or remedies against the Company; provided that all Senior Indebtedness shall be paid before Met-Ed Capital (as holder of the Subordinated Debentures) is entitled to receive any payment from the Company of principal of or interest on the Subordinated Debentures.

         Upon the payment in full of all Senior Indebtedness, Met-Ed Capital (as holder of the Subordinated Debentures) (and any Special Representative appointed by the holders of the Preferred Securities) shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company made on such Senior Indebtedness until the Subordinated Debentures shall be paid in full.

         The  Indenture   does  not  limit  the   aggregate   amount  of  Senior
Indebtedness which the Company may issue.

Certain Covenants of the Company

         The Company will covenant that it and any majority owned subsidiary will not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends to the Company by a wholly-owned subsidiary of the Company) (i) during an Extension Period (as defined in the accompanying Prospectus Supplement or Supplements), (ii) if there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Debenture Indenture or (iii) if the Company shall be in default with respect to its payment obligations under any Guarantee. The Company will also covenant (i) to maintain direct or indirect 100% ownership of the General Partner and will cause the General Partner to maintain 100% ownership of the general partner interests of Met-Ed Capital, (ii) to cause the General Partner to at all times maintain "fair market net worth " of at least 10% of the total capital contributions (less redemptions) to Met-Ed Capital and to maintain
General Partner interests representing 3% of all interests in the capital, income, gain, loss, deduction and credit of Met-Ed Capital, (iii) to cause the General Partner to timely perform all of its duties as general partner of Met-Ed Capital (including the duty to pay distributions on the Preferred Securities), and (iv) to use its reasonable efforts to cause Met-Ed Capital to remain a limited partnership and otherwise continue to be treated as a partnership for federal income tax purposes.

         Met-Ed Capital may not waive compliance or waive any default in compliance by the Company with any covenant or other term in the Debenture Indenture without the approval of the Special Representative or without the direction of the holders of a majority of the aggregate stated liquidation preference of the Preferred Securities.

Modification of the Debenture Indenture without Approval

         The Debenture Indenture contains provisions permitting the Company and the Debenture Trustee, without the consent of the Special Representative or Met-Ed Capital (as holder of the Subordinated Debentures), to modify the Debenture Indenture or any supplemental indenture: (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with the provisions of the Debenture Indenture regarding a successor to the Company; (iii) to provide for uncertificated Subordinated Debentures in addition to or in place of certificated Subordinated Debentures; (iv) to make any other change that does not adversely affect the rights of any holder of the Subordinated Debentures;
(v) to comply with any requirement for qualification of the Debenture Indenture under the Trust Indenture Act of 1939, as amended; and (vi) to set forth the terms and conditions of any series of Subordinated Debentures.

Modifications of the Debenture Indenture with Approval

         The Debenture Indenture contains provisions permitting the Company the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debentures which are affected by the amendment or waiver, to amend the Debenture Indenture or the Subordinated Debentures or to waive compliance by the Company by the Company with any provisions of the Debenture Indenture or the Subordinated Debentures; provided that no such amendment or waiver may, without the consent of the holder of each outstanding Subordinated Debenture affected thereby, (a) reduce the principal amount of the Subordinated Debentures, (b) reduce the percentage of principal amount of outstanding Subordinated Debentures of any series, the consent of holders of which is required for amendment of the Debenture Indenture or for waiver of compliance with certain provisions of the Debenture Indenture or for waiver of certain defaults, (c) change the stated maturity date of the principal of, or the interest or the rate of interest on, the Subordinated Debentures, (d) change the redemption provisions applicable to the Subordinated Debentures adversely to the holders thereof, (e) impair the right to institute suit for the enforcement of any payment with respect to the Subordinated Debentures, (f) change the currency in which payment with respect to the Subordinated Debentures are to be made, (g) change the subordination provisions applicable to the Subordinated Debentures adversely to the holders thereof, or (h) waive a default in the payment of the principal of, or interest on, any Subordinated Debenture.


Events of Default

         The following are Events of Default under the Debenture Indenture: (i) default for 15 days in payment of any interest on any series of the Subordinated Debentures (other than as may be permitted by the terms thereof and as described in a Prospectus Supplement); (ii) default in payment of principal of (or premium, if any, on) any Subordinated Debentures; (iii) default for 60 days after notice in the performance of any other covenant or agreement in the Debenture Indenture or any series of Subordinated Debentures, or (iv) certain events of bankruptcy, insolvency or reorganization of the Company. In case an Event of Default under the Debenture Indenture shall occur and be continuing
(other than an Event of Default relating to bankruptcy, insolvency or reorganization of the Company, in which case principal and interest on all of the Subordinated Debentures shall become immediately due and payable), the Debenture Trustee, Met-Ed Capital (as holder of the Subordinated Debentures) or the Special Representative may declare the principal of all the Subordinated Debentures to be due and payable. Under certain circumstances, a declaration of acceleration with respect to Subordinated Debentures may be rescinded and past defaults (except, unless theretofore cured, a default in the payment of principal of or interest on the Subordinated Debentures) may be waived only by the Special Representative or by Met-Ed Capital at the direction of the holders of a majority in aggregate principal amount of the Subordinated Debentures outstanding liquidation preference of Preferred Securities. The Company is required to furnish to the Debenture Trustee annually a statement as to the performance by the Company of its obligations under the Debenture Indenture and as to any default in such performance.

Enforcement of Certain Rights of Holders of Preferred Securities

         So long as any Subordinated Debentures are held by Met-Ed Capital, the holders of the Preferred Securities will have the rights referred to under "Description of the Preferred Securities--Voting Rights," including the right to appoint a Special Representative authorized to exercise the rights of Met-Ed Capital, as the holder of the Subordinated Debentures, to declare the principal of and interest on the Subordinated Debentures due and payable and to enforce the obligations of the Company under the Subordinated Debentures and the Debenture Indenture directly against the Company, without first proceeding against Met-Ed Capital or any other person or entity.

Consolidation, Merger, Sale or Conveyance

         The Debenture Indenture provides that the Company may not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all its assets (either in one transaction or a series of transactions) to any person unless, among other things (i) the successor person shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture all of the obligations of the Company under the Subordinated Debentures and the Debenture Indenture and (ii) immediately prior to and after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger, sale, transfer or other disposition of the assets of the Company substantially as an entirety, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Debenture Indenture with the same effect as if such successor corporation had been named as the Company therein and the Company will be released from all obligations under the Debenture Indenture. For purposes of the Debenture Indenture, the conveyance or other transfer by the Company of (a) all or any portion of its facilities for the generation of electric energy, or (b) all of its facilities for the transmission of electric energy, in each case considered alone or in combination with properties described in the other clause, shall in no event be deemed to constitute a conveyance or other transfer of all the assets of the Company, as or substantially as an entirety.

Defeasance And Discharge

         Under the terms of the Debenture Indenture, the Company will be deemed to have paid and discharged the entire indebtedness of the Subordinated Debentures if the Company irrevocably deposits with the Debenture Trustee or other paying agent, in trust (i) cash and/or (ii) United States Government Obligations (as defined in the Debenture Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay all the principal of, premium, if any, and interest on, the Subordinated Debentures then outstanding on the dates such payments are due in accordance with the terms of the Subordinated Debentures. A condition to any such discharge is the delivery by the Company to the Debenture Trustee of either a private Internal Revenue Service Ruling or an opinion of counsel to the effect that the holders of the Subordinated Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Debenture Indenture.

Information Concerning the Debenture Trustee

         Subject to the provisions of the Debenture Indenture relating to its duties, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture, unless the Debenture Trustee receives security and indemnity reasonably satisfactory to it. Subject to such provision for indemnification, the holders of a majority in principal amount of the Subordinated Debentures then outstanding thereunder or the Special Representative will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee thereunder, or exercising any trust or power conferred on the Debenture Trustee.

         The Debenture Indenture contains limitations on the right of the Debenture Trustee, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Debenture Trustee may be deemed to have a conflicting interest and may be required to resign as Debenture Trustee if at the time of default under the Debenture Indenture it is a creditor of the Company. The United States Trust Company of New York also acts as the Senior Note Trustee and the Mortgage Trustee.

                                   PLAN OF DISTRIBUTION

         The  Company  and/or  the  Trust  may sell the  Senior  Notes and Trust
Securities:  (i) directly to  purchasers;  (ii) to or through  underwriters;  or
(iii) through agents or dealers. The Prospectus Supplement with respect to the each series of Senior Notes and Trust Securities will set forth the terms of the offering thereof, including the name or names of any such underwriters, agents or dealers; the purchase price of and the net proceeds to the Company and/or the Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; the initial public offering price; any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such series of Senior Notes or Trust Securities may be listed. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If underwriters are used in any sale, the Senior Notes or Trust Securities, as the case may be, will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Senior Notes and Trust Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Senior Notes or Trust Securities, as the case may be, will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such series of Senior Notes or Trust Securities if any are purchased.

         If dealers are utilized in a sale of Senior Notes or Trust Securities, the Company and/or the Trust will sell such securities to the dealers as principal. The dealers may then resell such Senior Notes or Trust Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

         The Senior Notes and Trust Securities may be sold directly by the Company and/or the Trust or through agents designated by the Company and/or the Trust from time to time. Any agent involved in the offer or sale of the Senior Notes or Trust Securities with respect to which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the Trust to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         Agents, dealers and underwriters may be entitled under agreements with the Company and/or the Trust to indemnification by the Company and/or the Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company and/or the Trust in the ordinary course of business.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Company, the Trust and Met-Ed Capital by Berlack, Israels & Liberman LLP, New York, New York and Ryan, Russell, Ogden & Seltzer LLP, Reading, Pennsylvania and for the underwriters by Thelen Reid & Priest LLP, New York, New York. Certain matters of Delaware law relating to the validity of the Trust Securities and Preferred Securities will be passed upon on behalf of the Company, the Trust, Met-Ed Capital and the General Partner by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company, the Trust, Met-Ed Capital and the General Partner. Berlack, Israels & Liberman LLP, Ryan, Russell, Ogden & Seltzer LLP and Thelen Reid & Priest LLP may rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Members and attorneys of Berlack, Israels & Liberman LLP own an aggregate of 14,560 shares of the Common Stock of the Company's parent, GPU, Inc.

                                     EXPERTS

         The consolidated financial statements and financial statement schedule, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, are incorporated herein by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE HEREBY EXCEPT AS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, MET-ED CAPITAL OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE TRUST SECURITIES OR THE SENIOR NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

           ------------

TABLE OF CONTENTS                         PAGE
-----------------                         ----


Available Information

Incorporation Of Certain
Documents By Reference

Metropolitan Edison Company

Met-Ed Capital Trust

Met-Ed Capital II, L.P

Financing Program

Use Of Proceeds

Company Coverage Ratios

Accounting Treatment

Description Of Senior Notes

Description Of Senior Note
Mortgage Bonds

Description Of
The Trust Securities

Description Of The Preferred Securities

Description Of The Guarantee

Description Of The Subordinated
Debentures And The Debenture Indenture

Plan Of Distribution

Legal Matters

Experts

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
         Securities and Exchange Commission Registration
         Fee . . . . . . . . . . . . . . . . . . . . . .  $ 73,750
         NYSE Listing Fee. . . . . . . . . . . . . . . .  $ 50,000
         Blue Sky Fees . . . . . . . . . . . . . . . . .  $  5,000
*        Accountants' Fees and Expenses. . . . . . . . .  $ 25,000
*        Company Counsel's Fees and Expenses . . . . . .  $300,000
*        Trustees' Fees and Expenses, including Counsel
         and Authentication Fees . . . . . . . . . . . .  $ 30,000
* Printing of Registration Statement, Prospectus, Prospectus Supplements, Supplemental
         Indentures, etc.  . . . . . . . . . . . . . . .  $ 25,000
*        Rating Agencies' Fees . . . . . . . . . . . . .  $ 30,000
*        Miscellaneous . . . . . . . . . . . . . . . . .  $ 26,250

                                    ----------
         *Total Expenses . . . . . . . . . . . . . . . .  $565,000

------------------------
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The By-Laws of the Company provide, in part, as follows:

         "32. (a) A director shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, on or after January 27, 1987 unless the director has breached or failed to perform the duties of his office under Section 1721 of the Pennsylvania Business Corporation Law, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection (a) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, State or Federal law.

         (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation or otherwise, by reason of the fact that he was a director, officer or employee of the corporation (and may indemnify any person who was an agent of the corporation), or a person serving at the request of the corporation as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by law, including without limitation indemnification against expenses (including attorneys' fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness.

         (c) The corporation shall pay the expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defending a civil or criminal action, suit or proceeding on behalf of any person entitled to indemnification under subsection (b) in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation, and may pay such expenses in advance on behalf of any agent on receipt of a similar undertaking. The financial ability of such person to make such repayment shall not be a prerequisite to the making of an advance.

        (d) For purposes of this Section: (i) the corporation shall be deemed to have requested an officer, director, employee or agent to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; (ii) excise taxes assessed with respect to any transaction with an employee benefit plan shall be deemed "fines"; and (iii) action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

         (e) To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

         (f) All rights of indemnification under this Section shall be deemed a contract between the corporation and the person entitled to indemnification under this Section pursuant to which the corporation and each such person intend to be legally bound.

         Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

         (g) The indemnification, as authorized by this Section, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in any official capacity and as to action in any other capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors and administrators of such person."

                  The Partnership Agreement provides, in part, as follows:

         Section  9.03.  Indemnification.  To the fullest  extent  permitted  by
                         ---------------
applicable law, except as set forth in Section 8.03(c), an Indemnified Person shall be entitled to indemnification from the Partnership for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of willful misconduct, gross negligence or fraud with respect to such acts or omissions; provided, however, that any indemnity under this Section 9.03 shall be provided out of and to the extent of Partnership assets only, and except as otherwise expressly provided in Section 9.01(a) or by the Delaware Act, no Covered Person shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in this Section 9.03.

         "Affiliate" shall mean, with respect to the Person to which it refers, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such subject Person.

         "Covered Person" shall mean any Partner, any Affiliate of a Partner or any officers, directors, shareholders, partners, their respective Affiliates, or any employee or agent of the Partnership or its Affiliates.

         "Delaware Act" shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as amended from time to time or any successor statute thereto.

         "General Partner" shall mean Met-Ed Preferred, in its capacity as general partner of the Partnership, together with any successor thereto that becomes a general partner of the Partnership pursuant to the terms of this Agreement.

         "Indemnified Person" shall mean the General Partner, any Affiliate of the General Partner or any officers, directors, shareholders, partners, members, employees, representatives or agents of the General Partner, or any employee or agent of the Partnership or its Affiliates.

         "Partnership" shall mean Met-Ed Capital II, L.P., a limited partnership formed under the laws of the State of Delaware.

         In addition, applicable Delaware partnership law provides authority for limited partnerships to indemnify under certain circumstances any partner or other person from and against any and all claims and demands.

         Section 1741 of the Pennsylvania Business Corporation Law authorizes a corporation to provide in its by-laws for indemnification to be granted under certain circumstances to its officers, directors and other agents against expenses and liabilities incurred in connection with proceedings arising out of such persons having taken action or failed to take action on behalf of the corporation.

         The Trust Agreement provides, in part, as follows:

         Section 10.4  Indemnification.

         (a) (i) To the fullest extent permitted by applicable law, the Grantor shall indemnify and hold harmless any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the

Trust) by reason of the fact that he is or was an Indemnified Person against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (ii) The Grantor shall indemnify, to the fullest extent permitted by law, any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was an Indemnified Person against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

                  (iii) To the extent that an Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the fullest extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (iv) Any indemnification under paragraphs (i) and (ii) of this
Section 10.4(a) (unless ordered by a court) shall be made by the Grantor only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii).

                  (v) To the fullest extent permitted by law, expenses (including attorneys' fees) incurred by an Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Grantor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Grantor as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Grantor if a determination is reasonably and promptly made that, based upon the facts known to the Grantor at the time such determination is made, such Indemnified Person acted in bad faith or in a manner that such Person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Grantor, independent legal counsel or Holder of the Trust Securities reasonably determine that such Person deliberately breached his duty to the Trust.

                  (vi) For purposes of this Section 10.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger or conversion, so that any Person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

                  (vii) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

         "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

         "Company Indemnified Person" means: (a) any Regular Trustee; (b) any Affiliate of any Regular Trustee;(c) any partners, employees, representatives or agents of any Regular Trustee; or (d) any officer, director, shareholder, member, partner, employee, representative or agent of the Trust or its Affiliates.

         "Fiduciary Indemnified Person" has the meaning set forth in Section 10.4(b) of the Trust Agreement.

         "General Partner" means Met-Ed Preferred Capital II, Inc., a Delaware corporation, as general partner of the Grantor, and any successor thereto pursuant to the terms of the Partnership Agreement.

         "Grantor" means Met-Ed Capital II, L.P., a Delaware limited partnership formed pursuant to the Partnership Agreement, and any successor entity thereto.

         "Holder" means the Person in whose name a certificate representing one or more Trust Securities is registered on the Register maintained by the Registrar for such purposes, such Person being a beneficial owner within the meaning of the Business Trust Act.

         "Indemnified Person" means: a Company Indemnified Person or a Fiduciary Indemnified Person.

         "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of the Grantor dated as of _______, 1998, as amended from time to time, together with any Action (as defined in the Partnership Agreement) established by the General Partner.

         "Person" means any natural person, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         "Preferred Securities" means the cumulative preferred securities, representing preferred limited partner interests of the Grantor, or any Successor Securities issued to the Trust and held by the Trustee from time to time under this Trust Agreement for the benefit of the Holders.

         "Property Trustee" has the meaning set forth in Section 7.3 of the Trust Agreement.

         "Register" has the meaning set forth in Section 5.3 of the Trust Agreement.

         "Registrar" means any bank or trust company appointed to register Trust Security certificates and to register transfers thereof as herein provided.

         "Regular Trustee" has the meaning set forth in Section 7.5 of the Trust Agreement.

         "Successor Securities" has the meaning set forth in Section 13.02(e) of the Partnership Agreement.

         "Trust" means the trust governed by the Trust Agreement.

         "Trust Security" or "Trust Securities" means a Trust Security issued hereunder representing a beneficial interest in the Trust equal to and representing a Preferred Security and evidenced by a certificate executed by the Property Trustee pursuant to Article V of the Trust Agreement.

         In addition, applicable Delaware trust law provides authority for trusts to indemnify under certain circumstances any person from and against any and all claims and demands.


ITEM 16. EXHIBITS.

1-A               -Form of Underwriting  Agreement  relating to the
                   Trust  Securities - to be filed by Form 8-K.

1-B               -Form of Underwriting Agreement for the Senior Notes -
                   to be filed by Form 8-K.

3-A               -Restated  Articles  of  Incorporation  of the Company
                   - Incorporated by reference to Exhibit B-18 to GPU, Inc.'s Annual Report on Form U5S for the year 1991, SEC File No. 30-126.

3-B               -Amended  By-Laws of the  Company -  Incorporated  by
                   reference to Exhibit 3-F to the Company's Annual Report on Form 10-K for the year 1995, SEC File No. 1-446.

3-C               -Certificate of Incorporation of General Partner.

3-D               -By-Laws of General Partner.

3-E               -Certificate of Limited Partnership of Met-Ed Capital.

3-F               -Form of Limited Partnership Agreement of Met-Ed
                   Capital.

3-G               -Form of Amended and Restated Limited Partnership
                   Agreement of Met-Ed Capital.

3-H               -Form of Action Creating Series A Preferred Securities.

4-A               -Form of Subordinated Debenture Indenture.

4-A(1) - Cross-reference sheet showing location in the Subordinated Debenture Indenture of provisions of Sections 310(a) through 318(a) of the Trust Indenture Act of 1939 - included in Exhibit 4-A hereto.

4-B               -Form of Note Indenture for the Senior Notes.

4-B(a) - Cross-reference sheet showing location in the Note Indenture of provisions of Sections 310(a) through 318(a) of the Trust Indenture Act of 1939 - included in Exhibit 4 -B hereto.

4-C               -Indenture,  dated  November  1, 1944  with  United
                   States Trust Company of New York,Successor Trustee, as amended and supplemented by fourteen supplemental indentures - Incorporated by reference to the Registrant's Instruments of Indebtedness Nos. 1 to 14, inclusive and 16, filed as part of Amendment No. 1 to the Annual Report of General Public Utilities Corporation on Form U-5-S for the year 1959, SEC File No. 30-126.

4-C(1)    -       Supplemental  Indenture,  dated as of May 1, 1960 -
                  Incorporated  by  reference  to Exhibit 2-C, Registration No.
                  2-16192.

4-C(2)   -        Supplemental  Indenture,  dated as of July 1, 1965 -
                  Incorporated by reference to Exhibit 2-E(3),Registration No.
                  2-59678.

4-C(3)    -       Supplemental  Indenture,  dated as of June 1, 1966 -
                  Incorporated  by reference to Exhibit 2-B-4,Registration No.
                  2-24883.

4-C(4)   -        Supplemental  Indenture,  dated as of March 22,  1968 -
                  Incorporated  by  reference  to  Exhibit,4-C-5, Registration
                  No. 2-29644.

4-C(5)   -        Supplemental  Indenture,  dated as of  September 1, 1968 -
                  Incorporated  by reference to Exhibit 2-E(6), Registration No.
                  2-59678.

4-C(6)   -        Supplemental  Indenture,  dated as of August 1,  1969 -
                  Incorporated  by  reference  to  Exhibit 2-E(7), Registration
                  No. 2-59678.

4-C(7)   -        Supplemental  Indenture,  dated as of November 1, 1971 -
                  Incorporated  by  reference  to Exhibit 2-E(8), Registration
                  No. 2-59678.

4-C(8)   -        Supplemental  Indenture,  dated as of May 1, 1972 -
                  Incorporated  by reference to Exhibit 2-E(9),Registration No.
                  2-59678.

4-C(9)   -        Supplemental  Indenture,  dated as of December 1, 1973 -
                  Incorporated  by  reference  to Exhibit 2-E(10), Registration
                  No. 2-59678.

4-C(10)  -        Supplemental  Indenture,  dated as of October 30, 1974 -
                  Incorporated  by  reference  to Exhibit 2-E(11), Registration
                  No. 2-59678.

4-C(11)  -        Supplemental  Indenture,  dated as of October 31, 1974 -
                  Incorporated  by  reference  to Exhibit 2-E(12), Registration
                  No. 2-59678.

4-C(12)  -        Supplemental  Indenture,  dated as of March 20,  1975 -
                  Incorporated  by  reference  to  Exhibit 2-E(13), Registration
                  No. 2-59678.

4-C(13)  -        Supplemental  Indenture,  dated as of September 25, 1975 -
                  Incorporated  by reference to Exhibit
                           2-E(15), Registration No. 2-59678.

4-C(14)  -        Supplemental  Indenture,  dated as of January 12, 1976 -
                  Incorporated  by  reference  to Exhibit 2-E(16), Registration
                  No. 2-59678.

4-C(15)  -        Supplemental  Indenture,  dated  as of March 1,  1976 -
                  Incorporated by reference to Exhibit 2-E(17), Registration No. 2-59678.

4-C(16)  -        Supplemental  Indenture,  dated as of September 28, 1977 -
                  Incorporated  by reference to Exhibit 2-E(18), Registration
                  No. 2-62212.

4-C(17)  -        Supplemental  Indenture,  dated as of  January 1, 1978 -
                  Incorporated  by  reference  to Exhibit 2-E(19), Registration
                  No. 2-62212.

4-C(18)  -        Supplemental  Indenture,  dated as of  September 1, 1978 -
                  Incorporated  by reference to Exhibit 4-A(19), Registration
                  No. 33-48937.

4-C(19)  -        Supplemental  Indenture,  dated  as of  June 1,  1979 -
                  Incorporated  by  reference  to  Exhibit 4-A(20), Registration
                  No. 33-48937.

4-C(20)  -        Supplemental  Indenture,  dated as of  January 1, 1980 -
                  Incorporated  by  reference  to Exhibit 4-A(21), Registration
                  No. 33-48937.

4-C(21)  -        Supplemental  Indenture,  dated as of  September 1, 1981 -
                  Incorporated  by reference to Exhibit 4-A(22), Registration
                  No. 33-48937.

4-C(22)  -        Supplemental  Indenture,  dated as of September 10, 1981 -
                  Incorporated  by reference to Exhibit 4-A(23), Registration
                  No. 33-48937.

4-C(23)  -        Supplemental  Indenture,  dated as of December 1, 1982 -
                  Incorporated by reference to Exhibit 4-A(24), Registration No. 33-48937.

4-C(24)  -        Supplemental  Indenture,  dated as of  September 1, 1983 -
                  Incorporated  by reference to Exhibit 4-A(25),Registration
                  No. 33-48937.

4-C(25)  -        Supplemental  Indenture,  dated as of  September 1, 1984 -
                  Incorporated  by reference to Exhibit 4-A(26), Registration
                  No. 33-48937.

4-C(26)  -        Supplemental  Indenture,  dated  as of March 1,  1985 -
                  Incorporated  by  reference  to  Exhibit 4-A(27), Registration
                  No. 33-48937.

4-C(27)  -        Supplemental  Indenture,  dated as of  September 1, 1985 -
                  Incorporated  by reference to Exhibit 4-A(28), Registration
                  No. 33-48937.

4-C(28)  -        Supplemental  Indenture,  dated  as of  June 1,  1988 -
                  Incorporated  by  reference  to  Exhibit 4-A(29), Registration
                  No. 33-48937.

4-C(29)  -        Supplemental  Indenture,  dated  as of April 1,  1990 -
                  Incorporated  by  reference  to  Exhibit 4-A(30), Registration
                  No. 33-48937.

4-C(30)  -        Amendment to  Supplemental  Indenture,  dated as of April 1,
                  1990 - Incorporated  by reference to Exhibit 4-A(31),
                  Registration No. 33-48937.

4-C(31)  -        Supplemental  Indenture,  dated as of  September 1, 1992 -
                  Incorporated  by reference to Exhibit  4-A(32)(a),Registration
                  No. 33-48937.

4-C(32)  -         Supplemental  Indenture,  dated as of  December  1,  1993 -
                  Incorporated by reference to Exhibit C-58 to GPU, Inc.'s Annual Report on Form U5S for the year 1993, SEC File No. 30-126.

4-C(33)  -         Supplemental Indenture, dated as of July 15, 1995 -
                   Incorporated by reference to Exhibit 4-B-35 to GPU, Inc.'s Annual Report on Form 10-K for the year 1995,
                   SEC File No. 1-446.

4-C(34)  -         Supplemental Indenture, dated as of August 15, 1996
                   - Incorporated by reference to Exhibit 4-B-35 to GPU,
                   Inc.'s  Annual Report on Form 10-K for the year 1996,
                   SEC File No. 1-446.

4-C(35)  -         Supplemental  Indenture,  dated as of May 1, 1997 -
                   Incorporated by reference to Exhibit 4-B-36 to GPU, Inc.'s Annual Report on Form 10-K for the year 1997,
                   SEC File No. 1-446.

4-D     -          Form of Supplemental Indenture for the First Mortgage Bonds
                   - to be filed by amendment.

4-D(A) - Cross-reference sheet showing location in the Supplemental Indenture of provisions of Sections 310(a) through 318(a) of the Trust Indenture Act of 1939 - to be filed by amendment.

4-E    -           Form of  Statement  of Terms and  Conditions  Relating to the
                   Proposals  for the Senior Notes - to be filed by amendment.

4-F    -           Form of  Preferred  Security  Certificate  -  Incorporated
                   by reference to Exhibit A to Exhibit 3-G hereto.

4-G    -           Form of  Subordinated  Debenture -  Incorporated  by
                   reference  to form of  Subordinated Debenture contained in
                   Exhibit 4-A.

4-H    -           Form of Senior  Notes -  Incorporated  by  reference  to
                   Exhibits A through D of Exhibit 4-B hereto.

4-I    -           Form of First Mortgage Bonds- Incorporated by reference to
                   Exhibit A of Exhibit 4-D hereto.

4-J    -           Form of Payment and Guarantee Agreement.

4-K    -           Certificate of Trust for the Trust.

4-L    -           Trust Agreement for the Trust.

4-M    -           Form of Amended and Restated Trust Agreement for the Trust.

4-M(A) - Cross-reference sheet showing location in the Amended and Restated Trust Agreement of Sections
                   310(a) through  318(a) of the Trust  Indenture Act of
                   1939 - included in Exhibit 4-M hereto.

4-N    -           Form of Certificate  representing  the Trust  Securities -
                   incorporated by reference to Exhibit A to Exhibit 4-L hereto.

5-A    -           Opinion of Berlack, Israels & Liberman LLP- to be filed by amendment.

5-B    -           Opinion of Ryan, Russell, Ogden & Seltzer LLP- to be filed by amendment.

5-C    -           Opinion of Richards, Layton & Finger, P.A. - to be filed by amendment.

8      -           Opinion of Carter, Ledyard & Milburn - to be filed by
                   amendment.

12-A   -           Statement  Showing  Computation  of Ratio of  Earnings to
                   Fixed Charges and Statement Showing Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                   Dividends. Incorporated by reference to Exhibit 12C to the Company's Annual Report on Form 10-K for the year 1997, SEC
                   File No. 1-446.

12-B   -           Statement  Showing  Computation  of Ratio of  Earnings to
                   Fixed Charges and Statement Showing Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                   Dividends.

13     -           The Company's  Annual Report on Form 10-K for the year 1997
                   - incorporated  by reference  to SEC File No 1-446.

23-A   -           Consent of Berlack,  Israels & Liberman  LLP (to be included in their  opinion  filed as Exhibit 5-A).

23-B   -           Consent of Ryan,  Russell,  Ogden & Seltzer LLP (to be
                   included in their  opinion  filed  as  Exhibit 5-B).

23-C   -           Consent of Richards,  Layton & Finger,  P.A. (to be included in their  opinion  filed as Exhibit 5-C).

23-D   -           Consent of Carter,  Ledyard & Milburn (to be included in
                   their  opinion filed as Exhibit 8).

23-E   -           Consent of PricewaterhouseCoopers, LLP

24     -           Power of Attorney-included in signature pages.

25-A   -           Statement of  Eligibility  under the Trust  Indenture Act of
                   1939 of United States Trust Company of New York, as Trustee under the Senior Note Indenture and the Debenture
                   Indenture.

25-B   -           Statement  of  Eligibility  under  the  Trust  Indenture  Act of 1939 of The Bank of New York, as Property Trustee under the Trust Agreement.

---------

         The Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which are designated in prior filings as noted above, are hereby incorporated by reference and made a part hereof with the same effect as if filed herewith.


ITEM 17. UNDERTAKINGS.

         The undersigned Registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                  (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrants annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5)  That,  for  purposes  of  determining   any  liability  under  the
Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7) The Trust and Met-Ed Capital hereby undertake to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, County of Morris, New Jersey, on the 2nd day of September, 1998.


                                                 METROPOLITAN EDISON COMPANY



                                                 By: /s/ Dennis Baldassari
                                                     ---------------------
                                                 Name: Dennis Baldassari
                                                 Title:   President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that Metropolitan Edison Company and each of its undersigned officers and directors hereby constitute and appoint each of Ira H. Jolles, John G. Graham, and T.G. Howson its/his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for it/him/her and in its/his/her name, place and stead, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said corporation itself and each said officer or director might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities with respect to Metropolitan Edison Company and on the date indicated:

Signature                       Title                       Date
---------                       -----                       ----

 /s/ F.D. Hafer            Chairman, Chief                  September 2, 1998
------------------
(F.D. Hafer)               Executive Officer
                           (Principal Executive
                           Officer) and Director

/s/ D. Baldassari          President and Director           September 2, 1998
-------------------
(D. Baldassari)

/s/ J.G. Graham            Vice President and               September 2, 1998
---------------
(J.G. Graham)              Chief Financial Officer
                           (Principal Financial Officer)

/s/ D. W. Myers            Vice President,                  September 2, 1998
---------------
(D.W. Myers)               Comptroller (Principal
                           Accounting Officer)
                           and Director

/s/ C.B. Snyder            Director                         September 2, 1998
---------------
(C. B. Snyder)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, County of Morris, New Jersey, on the 2nd day of September, 1998.


                                          MET-ED CAPITAL II, L.P.

                                          By: Met-Ed Preferred Capital II, Inc.
                                               Its General Partner

                                          By: /s/ Dennis Baldassari
                                              ---------------------
                                          Name: Dennis Baldassari
                                          Title:   President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that Met-Ed Capital II, L.P. and the undersigned director of its general partner, Met-Ed Preferred Capital II, Inc., hereby constitute and appoint each of Ira H. Jolles, John G. Graham, and T.G. Howson its/his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for it/him and in its/his name, place and stead, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said limited partnership itself and said director might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following person in the capacity on behalf of Met-Ed Preferred Capital II, Inc., as the general partner of Met-Ed Capital II, L.P., and on the date indicated:

Signature                  Title                          Date
---------                  -----                          ----


/s/ D. Baldassari          Sole Director                  September 2, 1998
--------------------
(D. Baldassari)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, County of Morris, New Jersey, on the 2nd day of September, 1998.
                                          MET-ED CAPITAL TRUST
                                          By: Met-Ed Capital II, L.P.,
                                          as grantor
                                          By: Met-Ed Preferred Capital II, Inc.,
                                          as general partner

                                          By: /s/ Dennis Baldassari
                                              ---------------------
                                          Name: Dennis Baldassari
                                          Title:   President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that Met-Ed Capital Trust and the undersigned director of Met-Ed Preferred Capital II, Inc., the general partner of the grantor, Met-Ed Capital II, L.P., hereby constitute and appoint each of Ira H. Jolles, John G. Graham, and T.G. Howson its/his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for it/him and in its/his name, place and stead, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said trust itself and said director might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following person in the capacity on behalf of Met-Ed Preferred Capital II, Inc., as general partner of Met-Ed Capital II, L.P., as grantor of Met-Ed Capital Trust, on the date indicated:

Signature                      Title                      Date
---------                      -----                      ----

/s/ Dennis Baldassari      Sole Director                  September 2, 1998
---------------------
(Dennis Baldassari)

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